EXHIBIT 10.1

OPTION AGREEMENT
BETWEEN
THE ARIZONA BOARD OF REGENTS ON BEHALF OF
THE UNIVERSITY OF ARIZONA
AND
WILDCAP ENERGY STORAGE DEVICES, INC.

This Option Agreement (“AGREEMENT”) effective as of January 8, 2010 (“EFFECTIVE DATE”) is made by and between THE ARIZONA BOARD OF REGENTS ON BEHALF OF THE UNIVERSITY OF ARIZONA, an Arizona body corporate with its principal campus in Tucson, Arizona 85721 (“UNIVERSITY”), and WILDCAP ENERGY STORAGE DEVICES, INC., A Nevada corporation with its principal place of business at 2961 W. MacArthur Boulevard, Suite 214, Santa Ana, CA 92704 (“COMPANY”).

General Understanding

WHEREAS, research at the UNIVERSITY has lead to the creation of valuable intangible intellectual property rights associated with UNIVERSITY Invention Disclosure No. UA09-048 submitted by Israel J. Wygnanski and claimed in PATENT RIGHTS as further defined below; and

WHEREAS, Israel J. Wygnanski contributed to UNIVERSITY Invention Disclosure No. UA09-048 as an employee of The University of Arizona and has assigned to UNIVERSITY all of his right title and interest in PATENT RIGHTS; and

WHEREAS, Select University Technologies, Inc., a California corporation with its principal place of business at 2961 W. MacArthur Boulevard, Suite 215, Santa Ana, CA 92704  has been granted access to PATENT RIGHTS under a separate Confidential Disclosure Agreement with UNIVERSITY dated March 3, 2009; and

WHEREAS, COMPANY and UNIVERSITY have entered into, or will soon enter into, a mutual Confidential Disclosure Agreement which, upon execution, will be incorporated into the body of this AGREEMENT by this reference; and

WHEREAS, all desire PATENT RIGHTS be exploited for the mutual benefit of the parties to this AGREEMENT; and

WHEREAS, COMPANY intends to raise funds to develop and commercialize the PATENT RIGHTS; and

WHEREAS, COMPANY intends to sponsor research at UNIVERSITY to further develop and test the practical application of the PATENT RIGHTS; and

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, COMPANY and UNIVERSITY agree as follows:

General Terms and Conditions

1.
UNIVERSITY hereby grants COMPANY during the OPTION PERIOD under the terms and conditions of this AGREEMENT an option to negotiate and execute a license to UNIVERSITY’s interests in PATENT RIGHTS in the FIELD OF USE substantially consistent with the license agreement term sheet and form of license agreement attached to this AGREEMENT as Attachments A and B hereto (“OPTION”).

2.	The period within which the OPTION may be exercised (“OPTION PERIOD”) shall begin upon the EFFECTIVE DATE and shall expire Three (3) months thereafter unless extended by COMPANY as provided herein.

3.	During the OPTION PERIOD, UNIVERSITY agrees not to license, option, offer to license, or offer to option to any other party UNIVERSITY’s interests in PATENT RIGHTS in the ONSHORE SUBFIELD.

4.
FIELD OF USE shall mean the field of electricity generation by wind turbines consisting of the following subfields of use in their entirety: (a) onshore applications (“ONSHORE SUBFIELD”); and (b) offshore applications (“OFFSHORE SUBFIELD”).

5.
“PATENT RIGHTS” shall mean U.S. patents and patent applications, and their foreign counterparts if any, including any reissues, continuations, divisionals, and extensions, but excluding continuation-in-part applications, based on the subject matter claimed in or covered by International Application PCT/US09/67005 entitled “Vertical Axis Wind Turbine” having an international filing date of December 7, 2009 and claiming priority from US Provisional Patent Application serial number 61/201,041 filed on December 5, 2008.

6.
In consideration for the grant of this OPTION by UNIVERSITY, COMPANY shall pay UNIVERSITY a non-cancelable, non-refundable fee of One Thousand Five Hundred U.S. Dollars ($1,500) within thirty (30) days of the EFFECTIVE DATE of this AGREEMENT.

7.
The Option Period may be extended by COMPANY for up to three (3) consecutive three-month periods upon COMPANY’s written notice to UNIVERSITY (“EXTENSION NOTICE”).  In consideration for each such extension of this OPTION, COMPANY shall pay UNIVERSITY an additional non-cancelable, non-refundable fee of One Thousand Five Hundred U.S. Dollars ($1,500) which amount shall be due and payable within thirty (30) days of each EXTENSION NOTICE.

8.
Subject to COMPANY’s entry into a license agreement in accordance with this AGREEMENT, COMPANY shall sponsor research at UNIVERSITY to further develop and test the practical application of the PATENT RIGHTS, with the research group of Professor Israel J. Wygnanski, under a Research and Option Agreement substantially consistent with the sponsored research term sheet and form of Research and Option Agreement attached to this AGREEMENT as Attachments C and D hereto.

9.
COMPANY shall reimburse UNIVERSITY for UNIVERSITY’s out-of-pocket costs incurred during the OPTION PERIOD, for preparing, filing, and prosecuting PCT international patent applications, U.S. patent applications, and U.S. patents comprising PATENT RIGHTS, and their foreign counterparts if any.  All such costs incurred during the OPTION PERIOD shall be reimbursed by COMPANY within sixty (60) days of invoicing by UNIVERSITY, with COMPANY’s reimbursement during the OPTION PERIOD capped at Three Thousand U.S. Dollars ($3,000).

10.	This AGREEMENT does not constitute a license to any intellectual property owned by UNIVERSITY.

11.
COMPANY shall use the OPTION PERIOD to evaluate the commercial utility of PATENT RIGHTS in the FIELD OF USE, to develop a commercialization plan for products that may be derived therefrom in the FIELD OF USE, and to seek initial funding and/or initial investments sufficient to validate the practical application of the PATENT RIGHTS in the FIELD OF USE (“PURPOSE”).  COMPANY intends to raise equity or debt financing or an equivalent thereto in an amount not less than Four Million U.S. Dollars ($4,000,000), and COMPANY intends to develop and commercialize the PATENT RIGHTS in the FIELD OF USE under a license agreement substantially consistent with the term sheet attached to this AGREEMENT as Attachment A.  COMPANY warrants, represents and covenants that it shall use PATENT RIGHTS or other information provided by UNIVERSITY only for the PURPOSE of this AGREEMENT.

12.
This OPTION shall terminate upon expiration of the OPTION PERIOD or the execution of a license agreement between COMPANY and UNIVERSITY within the OPTION PERIOD.  If a license agreement has not been executed between COMPANY and UNIVERSITY when the OPTION PERIOD expires, UNIVERSITY will thereafter be free to seek other prospective licensees for UNIVERSITY’s interests in PATENT RIGHTS in the FIELD OF USE, with no further obligation to COMPANY.

13.	COMPANY may terminate this AGREEMENT by giving five (5) days written notice to UNIVERSITY.

14.	This AGREEMENT shall not be assigned by COMPANY except with the prior written consent of UNIVERSITY, which consent shall not be unreasonably withheld.

15.
UNIVERSITY MAKES NO WARRANTIES CONCERNING THIS AGREEMENT.  UNIVERSITY MAKES NO EXPRESSED OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO ANY PRODUCT THAT MAY BE DEVELOPED FROM THE PATENT RIGHTS.  UNIVERSITY MAKES NO WARRANTY OR REPRESENTATION THAT ANY PRODUCT DEVELOPED FROM PATENT RIGHTS WILL BE FREE FROM AN INFRINGEMENT OF PATENTS OF THIRD PARTIES.

16.
This AGREEMENT, together with the Mutual Confidential Disclosure Agreement referenced in the recitals hereto (which agreement is or will be attached to this AGREEMENT as Attachment E) constitutes the final and complete agreement between COMPANY and UNIVERSITY relating to an option to acquire a license to the PATENT RIGHTS.  No agreements altering or supplementing the terms hereof may be made except by means of a written amendment signed by the duly authorized representative of COMPANY and UNIVERSITY.

17.
In the event that any provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this AGREEMENT, but this AGREEMENT shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change so as to cause completion of the transactions contemplated herein to be unreasonable.

18.	COMPANY and UNIVERSITY agree that any arbitration or litigation between the parties shall be conducted in Pima County, Arizona.

19.	This AGREEMENT shall be construed and enforced in accordance with the laws of the State of Arizona.

State of Arizona Clauses

20.
Pursuant to the provisions of A.R.S. § 38-511, the Arizona Board of Regents may cancel this AGREEMENT by written notice if any person substantially involved in obtaining, drafting, or procuring this AGREEMENT for or on behalf of the Arizona Board of Regents becomes an employee or consultant in any capacity of the other party to this AGREEMENT.

21.
COMPANY and UNIVERSITY recognize that performance by UNIVERSITY may be dependent upon the appropriation of funds by the State Legislature of Arizona.  Should the State Legislature of Arizona fail to appropriate the necessary funds, the Arizona Board of Regents may cancel its future obligations under this AGREEMENT without further duty or obligation.  UNIVERSITY agrees to notify COMPANY as soon as reasonably possible after the unavailability of such funds comes to its attention.

22.
In the event of a dispute hereunder that involves the sum of Fifty Thousand Dollars ($50,000) or less, in money damages only, exclusive of interest, costs and attorneys' fees, COMPANY and UNIVERSITY will submit the matter to binding arbitration pursuant to the Arizona Arbitration Act, A.R.S. § 12-1501 et seq. (the "Act") whose rules shall govern the interpretation, enforcement and proceedings pursuant to this Paragraph.  Except as otherwise provided in the Act, the decision of the arbitrator(s) shall be final and binding upon the parties.

23.	COMPANY and UNIVERSITY shall comply with all applicable state and federal statutes and regulations governing equal employment opportunity, nondiscrimination, and immigration.

Notices

Any notice or other communication required or permitted to be made or to be given to either party under this AGREEMENT shall be sufficiently made or given on the date of mailing if sent to such party by either certified first class U.S. mail, postage prepaid, or by a traceable, recognized overnight carrier service, addressed to that party at its address set forth below.

Correspondence to UNIVERSITY should be addressed to:

Attention OTT Reference: UA09-048
Office of Technology Transfer
The University of Arizona
University Services Building, Room 204
888 North Euclid Avenue
Tucson, AZ 85721

Correspondence to COMPANY should be addressed to:

Attention: Mr. Daniel H. Kern
WILDCAP ENERGY STORAGE DEVICES, INC.
2961 W. MacArthur Boulevard, Suite 214
Santa Ana, CA 92704

Signatures:

IN WITNESS WHEREOF, authorized representatives of the UNIVERSITY and COMPANY have hereunder duly executed this AGREEMENT in duplicate originals.

	ARIZONA BOARD OF REGENTS on behalf of THE UNIVERSITY OF ARIZONA		WILDCAP ENERGY STORAGE DEVICES, INC.
By:	/s/ Patrick L. Jones	By:	/s/ Malcolm D. Lennie
	(Signature)		(Signature)
Name:	Patrick L. Jones, Ph.D., MBA	Name:	Malcolm D. Lennie
	(Printed)		(Printed)
Title:	Director, Office of Technology Transfer	Title:	President
Date:	January 8, 2010	Date:	January 8, 2010

ATTACHMENT A – SUMMARY TERM SHEET FOR NEGOTIATING
LICENSE AGREEMENT TO PATENT RIGHTS

COMPANY, UNIVERSITY, PATENT RIGHTS, and FIELD OF USE are as defined in the Option Agreement.

“LICENSEE” shall mean WILDCAP ENERGY STORAGE DEVICES, INC.

A. Definitions

LICENSED METHOD
Any method that is covered by PATENT RIGHTS, the use of which would constitute but for the license granted to LICENSEE under the license agreement, an infringement of any pending or issued claim of PATENT RIGHTS; or any method that relies on or incorporates TECHNICAL INFORMATION; or any method that is covered by LICENSEE IMPROVEMENTS.

LICENSED PRODUCT
Any product that is either covered by PATENT RIGHTS, to the extent that the production, use, or sale of such product would infringe a pending or issued claim of PATENT RIGHTS (including, but not limited to, inducement or contributory infringement) but for the license granted to LICENSEE under the license agreement, or that is produced by the LICENSED METHOD; or any product for which the manufacture or use of relies on or incorporates TECHNICAL INFORMATION; or any product that is covered by LICENSEE IMPROVEMENTS.

LICENSED SERVICE	Any service offered utilizing a LICENSED METHOD or LICENSED PRODUCT.

LICENSEE IMPROVEMENTS
Any patent filed by LICENSEE or affiliated sublicensees claiming a priority date prior to December 31, 2011 and where practicing the claims of such patent would infringe PATENT RIGHTS, or whose conception or reduction to practice makes or made use of TECHNICAL INFORMATION or PATENT RIGHTS.

NET SALES
NET SALES is the total of the gross revenue received from the sale or transfer of LICENSED PRODUCT or the performance of LICENSED METHOD or LICENSED SERVICE by LICENSEE or a sublicensee to any third parties, in accordance with generally accepted accounting principles.  LICENSEE may make the following deductions, at rates customary within the industry (if not already deducted from the gross invoice price), when calculating the total gross invoice prices:

allowances (actually paid and limited to rejections, returns, and  prompt payment and volume discounts granted to customers of LICENSEE, or a sublicensee, whether in cash or other consideration in lieu of cash);

freight, transportation, packing, and/or insurance charges associated with transportation;

taxes based on sales when included in gross sales, but not taxes assessed on income derived from such sales; and

in the case of LICENSED SERVICE, payments made to third parties for the performance of services which themselves do not compromise LICENSED SERVICE.

Where LICENSEE distributes LICENSED PRODUCT for end use to itself or a sublicensee, then such distribution will be considered a sale at the list price normally charged to independent third parties, and UNIVERSITY will be entitled to collect royalty on such a sale.

SUBLICENSING CONSIDERATION
All consideration received by LICENSEE (other from any affiliated sublicensee) for the grant of a sublicense of any of the rights granted to LICENSEE under the license agreement, including but not limited to upfront license fees, minimum annual payments, license maintenance payments, milestone payments, and equity.  SUBLICENSING CONSIDERATION excludes royalties on NET SALES and direct payments to LICENSEE for research projects advancing LICENSED PRODUCT, LICENSED METHOD, or LICENSED SERVICE and detailed in advance by a research plan and commensurate budget.

TECHNICAL INFORMATION
UNIVERSITY's information and know-how represented by the information content of items made available to LICENSEE under the license agreement in tangible form as inventoried in an exhibit to the license agreement which is not in the public domain.

TERRITORY
For TECHNICAL INFORMATION shall mean worldwide; and for PATENT RIGHTS shall mean those countries for which PATENT RIGHTS have been perfected and are being maintained and those countries for which PATENT RIGHTS are being actively perfected.

B. Grants

•	An exclusive license to UNIVERSITY’s interest in PATENT RIGHTS within the ONSHORE SUBFIELD and in the TERRITORY, subject to the UNIVERSITY’s retained rights as described below.

•	A nonexclusive license to UNIVERSITY’s interest in PATENT RIGHTS within the OFFSHORE SUBFIELD and in the TERRITORY, subject to the UNIVERSITY’s retained rights as described below.

•	A nonexclusive license to TECHNICAL INFORMATION within the FIELD OF USE and in the TERRITORY.

•
The right to issue to third parties sublicenses within the ONSHORE SUBFIELD, as long as LICENSEE possesses an exclusive right to UNIVERSITY’s interest in PATENT RIGHTS within the ONSHORE SUBFIELD under the license agreement.

C. University’s Retained Rights

•	UNIVERSITY to retain all other rights in PATENT RIGHTS and TECHNICAL INFORMATION not expressly granted LICENSEE.

•
UNIVERSITY to retain for its research and educational purposes, the right to practice the inventions claimed in PATENT RIGHTS; and the right to sublicense these same rights solely for research and educational purposes to other institutions of higher education or non-profit research institutions.

D. U.S. Government Rights

Government License.  UNIVERSITY has no knowledge that PATENT RIGHTS are subject to the rights and limitations of Public Laws (PL) 96-517 and 98-620 and implementing regulations including 35 USC §§200-211 and 37 CFR Part 401 (“U.S. Government Rights”).  In the event that PATENT RIGHTS are subject to U.S. Government Rights then:

• ·
no royalties may be collected nor need be paid on LICENSED PRODUCTS sold to or LICENSED SERVICE or LICENSED METHOD performed for the U.S. Government or any agency thereof, as provided for in that license to the government; and

LICENSEE to ensure compliance with Title 35 U.S C. §204.

E. Financial Terms

LICENSEE to pay UNIVERSITY the following fees:

•	one-time, non-refundable, non-cancelable license issue fee of Ten Thousand U.S. Dollars ($10,000) due within thirty (30) days of execution the license agreement.

• ·
Warrants: Transferable warrants for Ten Percent (10.0%) of the common stock of LICENSEE with anti-dilution protection through the first Four Million Dollars ($4,000,000) in equity offerings (including equity for cash and/or services), substantially consistent with the form of Common Stock Warrant attached to the AGREEMENT as Attachment F and Warrant Purchase Agreement attached to the AGREEMENT as Attachment G.

Royalties paid annually based on NET SALES computed at:

-
One Percent (1.0%) of NET SALES covered by a pending patent application under PATENT RIGHTS or TECHNICAL INFORMATION provided however that COMPANY’s obligation to pay royalties with respect to a pending patent application shall terminate seven years following the priority filing date for such patent application; and

-	Three Percent (3.0%) of NET SALES covered by an issued patent under PATENT RIGHTS for the term of the license agreement.

•	A minimum annual royalty, to be fully creditable against the actual royalties due and paid for the same calendar year, of:

-	Ten Thousand U.S. Dollars ($10,000) for the period between January 1, 2012 and December 31, 2012; then

-	Fifteen Thousand U.S. Dollars ($15,000) for the period between January 1, 2013 and December 31, 2013; then

-	Twenty Thousand U.S. Dollars ($20,000) for the period between January 1, 2014 and December 31, 2014; then

-	Twenty Five Thousand U.S. Dollars ($25,000) for the period between January 1, 2015 and December 31, 2015; then

-	Thirty Seven Thousand Five Hundred U.S. Dollars ($37,500) for the period between January 1, 2016 and December 31, 2016; then

-	Fifty Thousand U.S. Dollars ($50,000) per year from January 1, 2017 and each year thereafter.

•	Minimum annual royalties will be due on or before February 15 of the calendar year immediately following the calendar year with respect to which the minimum annual royalty payment applies.

•	Twenty Percent (20%) of SUBLICENSING CONSIDERATION received by LICENSEE, and paid annually.

•
The greater of One Hundred Thousand U.S. Dollars ($100,000) or Fifteen Percent (15%) of the monetary value of all consideration from a Transfer without Merger or Acquisition. As used herein, “Transfer without Merger or Acquisition” shall mean the assignment, sale, or other transfer to an unaffiliated third party of the license agreement, or a transfer that effects the same however titled by LICENSEE, that is not a merger or acquisition.

LICENSEE to pay UNIVERSITY the following costs:

•
LICENSEE to reimburse UNIVERSTY for all direct out of pocket costs incurred by UNIVERSITY for the perfection of PATENT RIGHTS prior to execution the license agreement, payable within thirty (30) days of execution the license agreement.

•
Thereafter, LICENSEE to reimburse UNIVERSITY for all costs present and future incurred in obtaining, maintaining, and perfecting PATENT RIGHTS, payable within sixty (60) days of receipt of the UNIVERSITY invoice; provided, however, that if the UNIVERSITY grants any third parties the right to exploit any PATENTS RIGHTS which are licensed to LICENSEE on a non-exclusive basis hereunder, the associated costs shall be equitably apportioned between LICENSEE and all other UNIVERSITY licensees and sublicensees.

F. LICENSEE Diligence

•	LICENSEE to market LICENSED PRODUCT for sale, or LICENSED SERVICE or LICENSED METHOD for performance by December 31, 2013.

•
LICENSEE to diligently endeavor to obtain all necessary governmental approvals for the manufacture, use, marketing, sale, and distribution of LICENSED PRODUCT and/or performance of LICENSED METHOD or LICENSED SERVICE.

G. Patent Prosecution

•	UNIVERSITY to file, prosecute and maintain patents and patent applications, as well as any subsequent applications, comprising PATENT RIGHTS at LICENSEE’s expense.

•	LICENSEE may cease support of specific patents and patent applications comprising PATENT RIGHTS by providing sixty (60) days prior written notice to UNIVERSITY.

•	UNIVERSITY to provide all patent correspondence to LICENSEE and LICENSEE to have opportunity to review and make timely comment.

H. Term of License Agreement

•	Until the last-to-expire PATENT RIGHTS, unless earlier terminated according to the provisions of the license agreement.

I. Termination

•	LICENSEE may terminate the license agreement, at any time, upon Ninety (90) days prior written notice to UNIVERSITY.

•
If LICENSEE breaches any material term of the license agreement, then UNIVERSITY may give written notice of the breach; and, if LICENSEE fails to correct the breach within sixty (60) days, then UNIVERSITY shall have the right to cancel or terminate the license agreement.

•
If the License Agreement is terminated by either party, all rights and interests granted by UNIVERSITY shall revert to UNIVERSITY with full grant-back rights for UNIVERSITY research and educational purposes at no cost to UNIVERSITY.

J. No Warranties

•
EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UNIVERSITY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENTED RIGHTS CLAIMS, ISSUED OR PENDING.  IT IS AGREED THAT LICENSEE ACCEPTS LICENSED PRODUCTS AND LICENSED METHODS ON AN “AS IS” BASIS.

NOTHING IN THIS AGREEMENT, EITHER EXPRESS OR IMPLIED,

•
OBLIGATES UNIVERSITY EITHER TO BRING OR TO PROSECUTE ACTIONS OR SUITS AGAINST THIRD PARTIES FOR PATENT INFRINGEMENT OR TO FURNISH ANY KNOW-HOW OR TRADE SECRETS NOT PROVIDED IN UNIVERSITY’S PATENT RIGHTS.

•
IN NO EVENT SHALL UNIVERSITY BE LIABLE FOR DAMAGES OF ANY KIND INCLUDING INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM THE EXERCISE OF THIS LICENSE OR THE USE OF THE PATENT RIGHTS, TECHNICAL INFORMATION, LICENSED METHODS, LICENSED PRODUCTS OR LICENSED SERVICES.

•	NO WARRANTY OR REPRESENTATION IS MADE THAT ANYTHING MADE, USED, OR SOLD UNDER THE TERMS OF THIS AGREEMENT WILL BE FREE FROM INFRINGEMENT OF ANY THIRD PARTY PATENTS.

•
THIS AGREEMENT DOES NOT CONFER BY IMPLICATION, ESTOPPEL, OR OTHERWISE ANY LICENSE OR RIGHTS TO ANY OTHER PATENT OF UNIVERSITY OTHER THAN PATENT RIGHTS AS EXPRESSLY STATED HEREIN, REGARDLESS OF WHETHER SUCH PATENTS ARE DOMINANT OR SUBORDINATE TO PATENT RIGHTS.

K. LICENSEE Representations, Warranties and Indemnification

•	LICENSEE Warranties and Representations. LICENSEE warrants and represents that:

-
The production, use, marketing, sale, and distribution of LICENSED PRODUCT, provision of LICENSED SERVICE, and the practice of LICENSED METHOD shall be in conformance to applicable county, state, federal or foreign laws, rules, and regulations governing the production, use, marketing, sale, and distribution of LICENSED PRODUCT, provision of LICENSED SERVICE, or the practice of LICENSED METHOD in or between any county, state, federal, or foreign jurisdiction; and

-
LICENSED PRODUCT and LICENSED SERVICE will not be produced, used, marketed, sold, distributed, and/or sublicensed outside the FIELD OF USE or TERRITORY and that LICENSED METHOD will not be practiced outside the FIELD OF USE or TERRITORY.

•
Indemnification of UNIVERSITY.  LICENSEE shall indemnify, hold harmless and defend UNIVERSITY, its officers, employees, or agents against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of the exercise of this license agreement or any sublicense.  This indemnification includes, but is not limited to, any product liability.

L. Insurance Requirements

•
LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this license agreement and obtain, keep in force, and maintain insurance as follows, or an equivalent program of self insurance:

•	Comprehensive or commercial general liability insurance (contractual liability included) with its minimum limits as follows:

-	Each Occurrence One Million U.S. Dollars ($1,000,000)

-	Products/Completed Operations Aggregate Two Million U.S. Dollars ($2,000,000)

-	Personal and Advertising Injury One Million U.S. Dollars ($1,000,000)

-	General Aggregate (commercial form only) Two Million U.S. Dollars ($2,000,000)

•
The coverage and limits specified above do not in any way limit the liability of LICENSEE under this license agreement.  Such insurance coverage is required prior to the first sale of LICENSED PRODUCT or LICENSED SERVICE, or performance of LICENSED METHOD.  LICENSEE shall furnish UNIVERSITY with certificates of insurance showing compliance with all requirements.  Such certificates must:

 -Provide for thirty (30) day advance written notice to UNIVERSITY of any modification.

-	Indicate that UNIVERSITY has been endorsed as an additional Insured under the coverage specified above.

-
Include a provision that the coverage will be primary and will not relate to nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by UNIVERSITY.

•
UNIVERSITY shall notify LICENSEE in writing of any claim or suit brought against UNIVERSITY in respect of which UNIVERSITY intends to invoke the provisions of this Article.  LICENSEE shall promptly keep UNIVERSITY informed on a current basis of its defense of any claims under this Article.

M. State of Arizona Mandated Clauses

•	The Parties agree to be bound by applicable state and federal rules governing equal employment opportunity, immigration and nondiscrimination.

•
The Parties agree that should a dispute arise between them, in any manner, concerning this Agreement, and said dispute involves the sum of Fifty Thousand Dollars ($50,000) or less in money damages only, exclusive of interest or cost of attorney’s fees, the Parties will submit the matter to binding arbitration pursuant to the Arizona Supreme Court Rules for Compulsory Arbitration and the decision of the arbitrator(s) shall be final and binding upon the Parties.

•
The Parties recognize that the performance by the UNIVERSITY may be dependent upon the appropriation of funds by the State Legislature of Arizona.  Should the Legislature fail to appropriate the necessary funds, the UNIVERSITY may cancel this Agreement without further duty or obligation.

•
This Agreement is subject to the provisions of A.R.S. § 38-511.  The UNIVERSITY may cancel this Agreement by written notice to the parties if any person substantially involved in obtaining, drafting, or procuring this Agreement for or on behalf of the UNIVERSITY becomes an employee or consultant in any capacity of LICENSEE.

ATTACHMENT B –

FORM
OF
EXCLUSIVE PATENT LICENSE AGREEMENT
BETWEEN
THE ARIZONA BOARD OF REGENTS ON BEHALF OF THE UNIVERSITY OF ARIZONA
AND
XXXXXX

This license agreement (the “Agreement”) is made effective as of the EFFECTIVE DATE and is between The Arizona Board of Regents on behalf of The University of Arizona, an Arizona body corporate with its principal campus in Tucson, Arizona 85721 (the “UNIVERSITY”), and XXXXXX, a _____________ corporation with its principal place of business at _____________ (“LICENSEE”).

AGREEMENT

The parties agree as follows:

BACKGROUND

Research at the UNIVERSITY has led to the creation of TECHNICAL INFORMATION and inventions claimed in PATENT RIGHTS as further defined below.

LICENSEE is interested in obtaining license to UNIVERSITY’s interest in valuable intangible property rights for creation, manufacture, use, production, distribution, and marketing of products and services from innovations represented by the TECHNICAL INFORMATION and PATENT RIGHTS and can provide a useful business environment for creating LICENSED PRODUCTS and practicing LICENSED METHODS.  UNIVERSITY is willing to grant such rights so that LICENSED PRODUCTS are created and LICENSED METHODS practiced so that the benefits of their availability are enjoyed by the public and a beneficial return to the UNIVERSITY is provided.

1.   DEFINITIONS

1.1	"EFFECTIVE DATE" shall be the last date of signature by authorized representatives of the two parties affirming acceptance of the terms and conditions of this Agreement.

1.2	“FIELD OF USE” shall mean the field of _____________consisting of the following subfields of use in their entirety: (a) _____________; and (b) _____________.

1.3
“LICENSED METHODS” shall mean any method that is covered by PATENT RIGHTS, the use of which would constitute but for the license granted to LICENSEE under this Agreement, an infringement of any pending or issued claim of PATENT RIGHTS; or any method that relies on or incorporates TECHNICAL INFORMATION; or any method that is covered by LICENSEE IMPROVEMENTS.

1.4
“LICENSED PRODUCTS” shall mean any product that is either covered by PATENT RIGHTS, to the extent that the production, use, or sale of such product would infringe a pending or issued claim of PATENT RIGHTS (including, but not limited to, inducement or contributory infringement) but for the license granted to LICENSEE under this Agreement, or that is produced by the LICENSED METHODS; or any product for which the manufacture or use of relies on or incorporates TECHNICAL INFORMATION; or any product that is covered by LICENSEE IMPROVEMENTS.

1.5
“LICENSEE Improvements” shall mean any patents within the FIELD OF USE filed by LICENSEE, its agents, employees, consultants or sublicensees claiming a priority date prior to January 1, 20YY, and whose claimed invention would infringe a claim in PATENT RIGHTS, or whose conception or reduction to practice makes or made use of TECHNICAL INFORMATION or PATENT RIGHTS

1.6
“NET SALES” shall mean the total of the gross revenue received from the sale or transfer of LICENSED PRODUCTS or the performance of LICENSED METHODS by LICENSEE or sublicensees to any third parties, in accordance with generally accepted accounting principles.  LICENSEE may make the following deductions, at rates customary within the industry (if not already deducted from the gross invoice price), when calculating the total gross invoice prices:

1.6.a
allowances (actually paid and limited to rejections, returns, and prompt payment and volume discounts granted to customers of LICENSEE, or a sublicensee, whether in cash or other consideration in lieu of cash);

1.6.b	freight, transportation, packing, and/or insurance charges associated with transportation; and

1.6.c	taxes based on sales when included in gross sales, but not taxes assessed on income derived from such sales; and

1.6.d
where LICENSEE distributes LICENSED PRODUCTS for end use to itself or a sublicensee, then such distribution will be considered a sale at the list price normally charged to independent third parties, and UNIVERSITY will be entitled to collect royalty on such a sale in accordance with Article 3.

1.7
“PATENT RIGHTS” shall mean U.S. patents and patent applications, and their foreign counterparts if any, assigned to UNIVERSITY by University Inventors, including any reissues, continuations, divisionals, and extensions, but excluding continuation-in-part applications, based on the subject matter claimed in or covered by the following:

1.7.a	US Provisional Patent Application serial number __/_______ entitled, “_________” filed on _________; and

1.7.b	US Patent Application serial number __/_______ entitled, “_________” filed on _________ and claiming priority from US Provisional Patent Application serial number __/_______filed on _________; and

1.7.c
International Application PCT/___/___ entitled “_________” having an international filing date of _________ and claiming priority from US Provisional Patent Application serial number __/_______filed on _________.

1.8	“Prior Patent Costs” shall mean direct out of pocket costs incurred by UNIVERSITY for the perfection of PATENT RIGHTS prior to the EFFECTIVE DATE.

1.9
“SUBLICENSING CONSIDERATION” shall mean all consideration received by LICENSEE for the grant of a sublicense of any of the rights granted to LICENSEE under this Agreement, including but not limited to upfront license fees, minimum annual payments, license maintenance payments, milestone payments, royalty and equity.  SUBLICENSING CONSIDERATION excludes Running Royalties and direct payments to LICENSEE for research projects advancing LICENSED PRODUCTS or LICENSED METHODS and detailed in advance by a research plan and commensurate budget.

1.10
“TECHNICAL INFORMATION” shall mean UNIVERSITY's information and know-how represented by the information content of items made available to LICENSEE under this Agreement in tangible form as inventoried in Exhibit A of this Agreement.

1.11
“TERRITORY” for TECHNICAL INFORMATION shall mean worldwide; and for PATENT RIGHTS shall mean those countries for which PATENT RIGHTS have been perfected and are being maintained and those countries for which PATENT RIGHTS are being actively perfected.

1.12
"University Inventors" shall mean _____________ and _____________, who were employees of UNIVERSITY when TECHNICAL INFORMATION and inventions claimed in PATENT RIGHTS were developed and are obligated to assign to UNIVERSITY all of the right title and interest in TECHNICAL INFORMATION and PATENT RIGHTS.

2.           GRANT/RETAINED RIGHTS

2.1
License Grant – PATENT RIGHTS. UNIVERSITY grants to LICENSEE upon receipt of Prior Patent Costs and the License Issue Fee as set forth in Article 3, and LICENSEE accepts, an exclusive, license to UNIVERSITY’s interest in valuable intangible property rights in PATENT RIGHTS to make, have made, import, have imported, use, market, sell, and distribute LICENSED PRODUCTS, and practice LICENSED METHODS within the FIELD OF USE and in the TERRITORY.  These rights are specifically subject to Paragraphs 2.4, 2.5 and 2.6 as well as the general terms and conditions set forth herein.  This grant does not relinquish UNIVERSITY ownership in or rights to TECHNICAL INFORMATION or PATENT RIGHTS and does not grant, by implication or otherwise, any other rights to LICENSEE of any other technologies owned, invented, or discovered by UNIVERSITY, whether past, present, or future.

2.2
License Grant – TECHNICAL INFORMATION. UNIVERSITY grants to LICENSEE upon receipt of Prior Patent Costs and the License Issue Fee as set forth in Article 3, and LICENSEE accepts, a nonexclusive license to TECHNICAL INFORMATION to make, have made, import, have imported, use, market, sell, and distribute LICENSED PRODUCTS, and practice LICENSED METHODS within the FIELD OF USE and in the TERRITORY consistent with the purpose of this Agreement subject to the confidentiality provisions of Article 9.  These rights are specifically subject to Paragraphs 2.4, 2.5 and 2.6 as well as the general terms and conditions set forth herein.

2.3
Sublicensing Grant. UNIVERSITY grants to LICENSEE as long as LICENSEE possesses an exclusive right to UNIVERSITY’s interest in PATENT RIGHTS under Paragraph 2.1 of this Agreement, and LICENSEE accepts, the right to issue to third parties sublicenses with respect to LICENSED PRODUCTS and LICENSED METHODS within the scope of the grant of rights provided by UNIVERSITY to LICENSEE in Paragraphs 2.1 and 2.2.  Any and all sublicense agreements within the FIELD OF USE granted by LICENSEE shall include all of the rights and obligations contained in this Agreement due UNIVERSITY, and, if applicable, due the United States Government.

2.4	General Retained Rights. UNIVERSITY retains all other rights in PATENT RIGHTS and TECHNICAL INFORMATION not expressly granted LICENSEE.

2.5
Specific Retained Rights. UNIVERSITY retains for its research and educational purposes, the right to practice the inventions claimed in PATENT RIGHTS within the FIELD OF USE and in the TERRITORY including without limitation UNIVERSITY's right to make, use, have made, have used, import or have imported the inventions and to practice LICENSED METHODS; and the right to maintain and sublicense these same rights solely for research and educational purposes to other institutions of higher education or non-profit research institutions.  Nothing in this Agreement limits the right of UNIVERSITY to publish any and all results and technical data resulting from research performed by UNIVERSITY, including, but not limited to, research relating to the LICENSED PRODUCTS, LICENSED METHODS, or TECHNICAL INFORMATION.

2.6
Government License.  The development of TECHNICAL INFORMATION and PATENT RIGHTS was sponsored in part by the _____________ under grant number _____________, and as a consequence, this Agreement is subject to overriding obligations to the Federal Government under rights and limitations of Public Laws (PL) 96-517 and 98-620 and implementing regulations including 35 USC §§200-211 and 37 CFR Part 401 (“U.S. Government Rights”), as well as the royalty-free provisions of Paragraph 3.5 and the manufacturing statement of Paragraph 13.5.

3.           FEES, ROYALTIES AND PATENT COSTS

3.1	Fees. In partial consideration for the rights granted herein, LICENSEE shall pay UNIVERSITY the following fees:

3.1.a
License Issue Fee: A one-time, non-refundable, non-cancelable fee of _____________ U.S. Dollars ($XX,000) due within thirty (30) days of the EFFECTIVE DATE of this Agreement (the “License Issue Fee”); and

3.1.b	Warrants: Transferable warrants for _____________, as detailed in an accompanying Limited Liability Company Interest Warrant.

3.1.c
Assignment Fee:  In the event of the assignment, sale, or other transfer to a third party of this Agreement, or a transfer that affects the same however titled by LICENSEE, that is not a merger or acquisition, then the LICENSEE shall pay UNIVERSITY a fee of One Hundred Thousand U.S. Dollars ($100,000) within thirty (30) days of consummation of such event.

3.2	Royalties. In partial consideration for the rights granted herein, LICENSEE shall pay UNIVERSITY on the schedule described in Article 4 the following royalties:

3.2.a	Running Royalties: Royalties based on NET SALES (the “Running Royalties”):

3.2.a.i
_______ Percent (X%) of NET SALES made in the TERRITORY covered by PATENT RIGHTS prior to issuance of a patent under PATENT RIGHTS, or _______ Percent (X%) of NET SALES made in the TERRITORY covered by an issued patent under PATENT RIGHTS; and

3.2.a.ii
______ (X%) of NET SALES which are not under PATENT RIGHTS but are based upon TECHNICAL INFORMATION, when TECHNICAL INFORMATION is added to this Agreement by mutual written consent and by written amendment.

3.2.b	Minimum Annual Royalty: A yearly minimum annual royalty (“Minimum Annual Royalty”) for the life of UNIVERSITY’s PATENT RIGHTS of:

3.2.b.i	_____________ U.S. Dollars ($XX,000) per year for the period between _____________, 20YY and _____________, 20YY; then

3.2.b.ii	_____________ U.S. Dollars ($XX,000) per year from _____________, 20YY and each year thereafter.

This Minimum Annual Royalty shall be fully creditable against the Running Royalties due in the same calendar year.

3.2.c	Sublicensing Payments: For each sublicense granted by LICENSEE:

3.2.c.i	Running Royalties based on NET SALES of sublicensees, regardless of sublicensing tier, computed at:

3.2.c.i.a
_______ Percent (X%) of NET SALES made in the TERRITORY covered by PATENT RIGHTS prior to issuance of a patent under PATENT RIGHTS, or _______ Percent (X%) of NET SALES made in the TERRITORY covered by an issued patent under PATENT RIGHTS; and

3.2.c.i.b
_______ Percent (X%) of NET SALES which are not under PATENT RIGHTS but are based upon TECHNICAL INFORMATION, when TECHNICAL INFORMATION is added to this Agreement by mutual written consent and by written amendment.

3.2.c.ii	Twenty Percent (20%) of SUBLICENSING CONSIDERATION received by LICENSEE.

3.3	Prior Patent Costs. In partial consideration for the rights granted herein, LICENSEE shall pay any outstanding Prior Patent Costs, within thirty (30) days of the EFFECTIVE DATE.

3.4
Patent Costs.  In partial consideration for the rights granted herein, LICENSEE shall pay within thirty (30) days of receipt of the UNIVERSTY invoice all costs present and future, incurred in obtaining, maintaining, and perfecting PATENT RIGHTS, including, but not limited to, costs of preparing applications, prosecuting patents, paying late and maintenance fees, and interferences.

3.5
U.S. Government.  No royalties may be collected or paid on LICENSED PRODUCTS sold to or LICENSED METHODS performed for the U.S. Government or any agency thereof, for which the government holds license as provided for in said license to the government.

4.           PAYMENTS, REPORTS, RECORD KEEPING AND INSPECTIONS

4.1
Timing of Royalty Payments. LICENSEE shall pay all royalties under Paragraph 3.2 annually and within thirty (30) days of December 31 of each calendar year.  Each such payment shall be for the most recently completed calendar year.

4.2
Sublicense Reporting.  LICENSEE shall notify the UNIVERSITY of each sublicense granted hereunder.  LICENSEE shall collect and pay all fees and royalties due UNIVERSITY and guarantee all such payments due from sublicensees.  LICENSEE shall monitor sublicensees and assure license terms are met and product quality is equal to or greater than that required by this Agreement.

4.3
Annual Royalty Reports. After the first commercial sale of LICENSED PRODUCTS or performance of LICENSED METHODS, LICENSEE shall provide UNIVERSITY with an annual written report within thirty (30) days of December 31 of each calendar year indicating:

4.3.a	Quantity of LICENSED PRODUCTS produced or LICENSED METHODS performed in each location and relevant information on maintaining LICENSED PRODUCTS quality; and

4.3.b	Summary of LICENSED PRODUCTS and LICENSED METHODS gross sales and NET SALES for both LICENSEE and sublicensee(s); and

4.3.c	The royalties due, including the method used to calculate royalties, the exchange rates used, if applicable, as well as any reductions due to sales to the U.S. Government; and

4.3.d
An accounting of the quantity of LICENSED PRODUCTS sold and LICENSED METHODS performed by LICENSEE and each sublicensee(s), including a summary of domestic and international distribution on which royalties are payable.

4.4
Annual Pre-commercial effort reporting. Beginning December 20YY and continuing annually thereafter, LICENSEE shall submit to UNIVERSITY a progress report within thirty (30) days of December 31 covering LICENSEE’s activities related to the development and testing of all LICENSED PRODUCTS and LICENSED METHODS and the obtaining of the governmental approvals necessary for production, marketing, distribution and sale (the "Progress Report").  Progress Reports are required for each LICENSED PRODUCTS and LICENSED METHODS until the first commercial sale of that LICENSED PRODUCTS occurs in the United States. Such reports shall again be required if commercial sales of such LICENSED PRODUCTS or performance of LICENSED METHODS are suspended or discontinued.  Progress Reports submitted hereunder shall include, but are not limited to, the following information:

4.4.a 4.4.b 4.4.c 4.4.d 4.4.e 4.4.f
Summary of work completed

Key scientific discoveries

Summary of work in progress

Current schedule of anticipated events or milestones

Market plans for introduction of LICENSED PRODUCTS and LICENSED METHODS

A summary of resources (dollar value) spent in the reporting period.

4.5
Payment in U.S. Dollars. Payments hereunder shall be made in U.S. dollars in the United States.  If LICENSED PRODUCTS are sold or LICENSED METHODS is performed for monies other than United States dollars, LICENSEE shall first determine the earned royalty in the currency of the country in which LICENSED PRODUCTS were sold or LICENSED METHODS was practiced and then convert the amount into equivalent United States funds, using the exchange rate quoted in the Wall Street Journal on the last business day of the reporting period.

4.6
No Reduction by Taxes or Other Charges. Royalties earned on sales occurring in any country outside the United States may not be reduced by any taxes, fees, or other charges imposed by the government of such country on the payment of royalty income.  LICENSEE is responsible for all bank transfer charges.  Notwithstanding this, all payments made by LICENSEE in fulfillment of UNIVERSITY’s own tax liability in any particular country will be credited against earned royalties or fees due UNIVERSITY for that country.

4.7
Prompt Remittance on Foreign Sales. If at any time, legal restrictions prevent the prompt remittance of royalties by LICENSEE from any country where LICENSED PRODUCTS are sold or LICENSED METHODS is practiced, LICENSEE shall convert the amount owed to UNIVERSITY into United States funds and shall pay UNIVERSITY directly from its U.S. source of funds for as long as the legal restrictions apply.

4.8
Timing of Royalty Accrual. Royalties accruing to UNIVERSITY shall be owed by LICENSEE to UNIVERSITY when LICENSED PRODUCTS or LICENSED METHODS are invoiced, or if not invoiced, when delivered, provided or performed to or for a third party.

4.9
Interest on Late Payments. In the event that royalty payments are not received when due, LICENSEE shall pay additional interest charges at an annual rate of Ten Percent (10%).  Interest shall be calculated from the date payment was due and until actually received by UNIVERSITY.

4.10
Record Keeping, Inspection and Audit. According to generally accepted accounting principles, LICENSEE shall maintain accurate books and records, and, upon reasonable advance notice by UNIVERSITY, LICENSEE’s records, inventory, and LICENSED PRODUCTS production or LICENSED METHODS practice facilities shall be open for inspection by UNIVERSITY for the purpose of verifying the accuracy of reports.  LICENSEE shall keep, and cause any sublicensee(s) to keep, accurate records and books showing the maintenance, production, inventory, sale, distribution or sublicensing of LICENSED PRODUCTS and the performance of LICENSED METHODS.  LICENSEE shall permit duly authorized agents of UNIVERSITY, during regular business hours and with reasonable notice to LICENSEE, to inspect LICENSEE facilities and records for the purpose of verifying quality control and auditing royalty payments due UNIVERSITY.  In the event payment is in error by Five Percent (5%) or more and such error is Ten Thousand U.S. Dollars ($10,000.00) or more, LICENSEE shall pay all reasonable documented audit expenses.

4.11
Invalidity. If any patent or patent claim within PATENT RIGHTS is held invalid in a final decision by a court of competent jurisdiction and last resort from which no appeal has or can be taken, all obligation to pay royalties based on that patent or claim or any claim patentably indistinct therefrom will cease as of the date of final decision.  LICENSEE shall not, however, be relieved from paying any royalties that accrued before the final decision, that are based on another patent or claim not involved in the final decision, or that are based on UNIVERSITY’s property rights.

5.           PATENT PROSECUTION AND ENFORCEMENT

5.1
Patent Prosecution. UNIVERSITY shall file, prosecute and maintain the U.S patents and patent applications, as well as any subsequent applications, comprising PATENT RIGHTS at LICENSEE’s expense.  UNIVERSITY shall provide all patent correspondence to LICENSEE and LICENSEE shall have opportunity to review and make timely comment.   UNIVERISTY shall provide LICENSEE with exact copies of invoices received for patent costs related to PATENT RIGHTS.

UNIVERSITY, at LICENSEE’s expense, shall file, prosecute and maintain PATENT RIGHTS and subsequent applications in jurisdictions outside of the United States, if any, provided that all patent correspondence is provided to LICENSEE and LICENSEE has opportunity to review and make timely comment.  LICENSEE may cease support of specific patents and patent applications by providing sixty (60) days prior written notice to UNIVERSITY of such action taken, and upon such notification said specific patents and patent applications shall cease to be included in PATENT RIGHTS and the corresponding jurisdiction in the TERRITORY insofar as specific patents and patent applications are independently maintained by UNIVERSITY.  LICENSEE shall be responsible for costs already incurred by and for uncancellable obligations already made by UNIVERSITY for the patent filing, prosecution and maintenance.

5.2
Patent Marking. LICENSEE and sublicensee(s) shall mark LICENSED PRODUCTS with the patent numbers of the patents within PATENT RIGHTS in accordance to 35 U.S.C. Section 287 (or its foreign equivalents) to reflect that unauthorized production, use, sale, and distribution are prohibited.

5.3
Infringement Notification. LICENSEE shall notify UNIVERSITY promptly of any known production, sale, marketing, distribution, or use of LICENSED PRODUCTS or the performance of LICENSED METHODS by persons that are not authorized to produce, use, market, distribute, or sell LICENSED PRODUCTS or LICENSED METHODS.  Notification of such infringement shall include reasonable details that would enable UNIVERSITY to investigate and terminate such infringement, and UNIVERSITY retains the right to terminate such infringement subject to this Article 5.

5.4	Empowerment of LICENSEE Concerning Infringements. Pursuant to this Agreement and to the provisions of 35 U.S.C. Chapter 29 or other statutes, LICENSEE is empowered:

5.4.a	to bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in PATENT RIGHTS, and

5.4.b	in any such suit, to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement, and

5.4.c	in any such suit, to settle any claim or suit for infringement of PATENT RIGHTS with the prior written permission of UNIVERSITY, such permission not to be unreasonably withheld,

for which LICENSEE has exclusive rights under this Agreement, provided that LICENSEE shall notify UNIVERSITY of LICENSEE’s intention to file suit at least fourteen (14) days prior to filing thereof.  In the event that LICENSEE exercises its rights under this Paragraph, unless UNIVERSITY then notifies LICENSEE in writing, within seven (7) days after UNIVERSITY’s receipt of LICENSEE’s notice, that UNIVERSITY agrees to bear one-half of the expense of prosecuting such suit, all recoveries had or obtained in such suit shall belong solely to LICENSEE, with the exception of any royalties or their equivalent payable to UNIVERSITY as set forth in this Agreement.  In any suit brought by LICENSEE under this Paragraph in which UNIVERSITY has not agreed to bear one-half of the expenses of such suit, UNIVERSITY shall have the right to be represented by counsel of UNIVERSITY’s choice at UNIVERSITY’s expense if such suit involves, or causes to become involved, actual or potential rights, obligations, and/or properties of UNIVERSITY.  LICENSEE agrees to keep UNIVERSITY reasonably apprised of the status and progress of any litigation.

5.5
Recoveries when University Shares Costs. If UNIVERSITY notifies LICENSEE that UNIVERSITY agrees to bear one-half of expenses as specified in Paragraph 5.4, and if UNIVERSITY pays LICENSEE from time to time as expenses are incurred, then all recoveries obtained in such suit shall be divided equally between LICENSEE and UNIVERSITY.

5.6	Suits Brought By University. In the event that suit is brought by UNIVERSITY under this Article, UNIVERSITY agrees that LICENSEE may join UNIVERSITY as a party plaintiff in any such suit.

5.7
Bearing of Expenses. In any infringement action commenced under this Article, provided that UNIVERSITY fails to notify LICENSEE, as provided in Paragraph 5.4, that UNIVERSITY agrees to bear one-half of the expense of prosecuting such suit, the expenses in such action, including, but not limited to, costs, fees, attorney fees, and disbursements, shall be paid solely by LICENSEE.

5.8
UNIVERSITY Cooperation. UNIVERSITY shall cooperate fully with LICENSEE in connection with any infringement action initiated by LICENSEE under this Article, and UNIVERSITY agrees promptly to provide reasonable access to all necessary documents and to render reasonable assistance in response to a written request by LICENSEE.

5.9
In The Event of a Declaratory Judgment. In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the patents included in PATENT RIGHTS shall be brought against LICENSEE or raised by way of counterclaim or affirmative defense in an infringement suit brought by LICENSEE under this Article, LICENSEE, pursuant to this Agreement and to 35 U.S.C. Chapter 29 or other statutes, is empowered:

5.9.a	to defend the suit in its own name, at its own expense, and on its own behalf, for presumably valid claims in such patents; and

5.9.b	in any such suit to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement; and

5.9..c	in any such suit to settle any claim or suit for declaratory judgment involving PATENT RIGHTS with the prior written permission of UNIVERSITY, such permission not to be unreasonably withheld.

Nothing in this Paragraph shall be construed as limiting any rights granted to or retained by either UNIVERSITY or LICENSEE under this Article.

5.10
Damage Recovery. In the event that UNIVERSITY does not participate according to Paragraph 5.4 in any action brought under this Article and LICENSEE recovers damages, LICENSEE shall pay to UNIVERSITY an earned royalty on such recovery, the amount of such royalty to be equal to that specified in Article 3 and to be payable as specified under Article 4.

5.11
No Obligation to Bring Suit. Nothing contained within this Article or this Agreement shall be construed to obligate UNIVERSITY or the LICENSEE to bring any suit or to enforce any rights under this Agreement.  Additionally, nothing contained within this Article or this Agreement shall be construed to limit the ability of UNIVERSITY or the LICENSEE to bring any suit or to enforce any rights under this Agreement.

6.           DILIGENCE

6.1	Obligation to Commercialize. LICENSEE shall, using best business practice, diligently fill the market demands for LICENSED PRODUCTS and LICENSED METHODS within the FIELD OF USE and in the TERRITORY.

6.2
Approvals or Certifications. LICENSEE shall diligently endeavor to obtain all necessary governmental approvals for the manufacture, use, marketing, sale, and distribution of LICENSED PRODUCTS and/or performance of LICENSED METHODS.

6.3
Diligence Milestones. LICENSEE shall market LICENSED PRODUCTS for sale, or LICENSED METHODS for performance, in the TERRITORY and the within the FIELD OF USE by December 31, 20YY and provide written notice to UNIVERSITY of the milestone within sixty (60) days of completion.

7.           TERM AND TERMINATION

7.1	Term. This Agreement shall be in effect as of the EFFECTIVE DATE, and shall continue until the last-to-expire PATENT RIGHTS, unless earlier terminated according to the provisions of this Agreement.

7.2
Termination by LICENSEE. LICENSEE may terminate this Agreement, at any time, upon ninety (90) days prior written notice to UNIVERSITY and including in the notice a declaration that LICENSEE is no longer, and henceforth will not be, making commercial gain from the PATENT RIGHTS or TECHNICAL INFORMATION for LICENSED PRODUCTS.

7.3
Termination by UNIVERSITY. If LICENSEE breaches any material term of this Agreement, then UNIVERSITY may give written notice of the breach; and, if LICENSEE fails to correct the breach within sixty (60) days, then UNIVERSITY shall have the right to cancel or terminate this Agreement.  This right, if exercised by UNIVERSITY, supersedes the rights granted in Article 2.

7.4	Automatic Termination. This Agreement will terminate automatically if, during the term of this Agreement, LICENSEE:

7.4.a 7.4.b 7.4.c 7.4.d 7.4.e 7.4.f
commits any act of bankruptcy; or

becomes insolvent; or

 is unable to pay its debts as they become due; or

files a petition under any bankruptcy or insolvency act; or

has a petition under any bankruptcy or insolvency act filed against it which is not dismissed within sixty (60) days; or

offers any component of  PATENT RIGHTS for the benefit of its creditors; or terminates its incorporation.

7.5	Termination by UNIVERSITY. UNIVERSITY shall have the right, at its sole discretion, to terminate this Agreement if, during the term of this Agreement, LICENSEE:

7.5.a	ceases the commercial sale of LICENSED PRODUCTS or performance of LICENSED METHODS; or

7.5.b	liquidates or takes steps to liquidate its assets reasonably required for the sale of LICENSED PRODUCTS or the performance of LICENSED METHODS.

7.6
Effect of Termination. Upon termination of this Agreement for any reason, LICENSEE shall immediately cease use of the rights granted herein, including but not limited to ceasing to transfer LICENSED PRODUCTS and practice LICENSED METHODS.

7.7
Effect of Termination Upon Sublicenses. Upon termination of this Agreement for any reason, UNIVERSITY, at its sole discretion, shall determine whether sublicenses shall be canceled or assigned to UNIVERSITY.  LICENSEE agrees to assign to UNIVERSITY if requested by UNIVERSITY.

7.8
No Relief of Obligations Incurred Prior to Termination. Termination of the Agreement granted hereunder for any reason by either party shall not relieve the parties of any obligation accruing prior to such termination.

7.9	Surviving Terms. Notwithstanding any termination or expiration of this Agreement, the provisions of Articles 9, 10 and 11 shall survive and shall be enforceable according to the terms thereof.

8.           ASSIGNMENT

8.1 8.2	UNIVERSITY Assignments. UNIVERSITY may assign this Agreement. Other Assignments. This Agreement shall not be assigned by LICENSEE except:

8.2.a
With the prior written consent of UNIVERSITY, which consent shall not be unreasonably withheld; or as part of a sale or transfer of substantially the entire business of LICENSEE relating to operations which concern this Agreement, and that a condition of such sale is purchaser’s agreement to comply with the terms and conditions of this Agreement.

8.2.b	Assignment of this Agreement under this Article shall only become effective after UNIVERSITY receives written notice by the Party making the assignment to the other Party that:

8.2.b.i 8.2.b.ii 8.2.b.iii 8.2.b.iv
The assignment has been made;

The name of the new assignee;

Any breaches have been cured and payments due paid; and

The new recipient of notices and other necessary information required under Article 12.

9.           CONFIDENTIALIT

9.1
Information Handling. LICENSEE and UNIVERSITY shall safeguard confidential information against disclosure to others with the same degree of care as each exercises with its own data or information of a similar nature (“Confidential Information”).  LICENSEE and UNIVERSITY shall not use such Confidential Information except to perform their respective obligations under this Agreement, and shall not disclose such Confidential Information of the other to third parties (except to its employees, agents, or consultants who are bound to an obligation of confidentiality) without the express written permission of the owner of the Confidential Information, except that LICENSEE or UNIVERSITY is not prevented from using or disclosing any of the Confidential Information that LICENSEE or UNIVERSITY can demonstrate by written records:

9.1.a 9.1.b	was previously known to it; or is now or becomes in the future public knowledge other than through acts or omissions of LICENSEE or UNIVERSITY; or

9.1.c	is lawfully obtained by LICENSEE or UNIVERSITY from sources independent of LICENSEE or UNIVERSITY without obligation of confidentiality; or

9.1.d	is required to be disclosed to a third party by applicable laws or out of court proceedings.

9.2	Term of secrecy. The secrecy obligations of LICENSEE and UNIVERSITY under these terms shall remain in effect for three (3) years from the termination date of this Agreement.

9.3
No Reduction of Obligations Due to Timing of Receipt of TECHNICAL INFORMATION. The obligations of confidentiality and limited use hereunder apply to any Confidential Information of UNIVERSITY provided to LICENSEE, and LICENSEE provided to UNIVERSITY, relating to the subject matter of this Agreement, whether supplied under this Agreement or prior to the EFFECTIVE DATE.

9.4	Arizona Public Records Law. This Agreement itself cannot be Proprietary Information per the Arizona Public Records Law A.R.S. 39-121 and A.R.S. 41-1350.

10.           NO WARRANTIES

10.1
EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UNIVERSITY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENTED RIGHTS CLAIMS, ISSUED OR PENDING.  IT IS AGREED THAT LICENSEE ACCEPTS LICENSED PRODUCTS AND LICENSED METHODS ON AN “AS IS” BASIS.

10.2
NOTHING IN THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, OBLIGATES UNIVERSITY OR LICENSEE EITHER TO BRING OR TO PROSECUTE ACTIONS OR SUITS AGAINST THIRD PARTIES FOR PATENT INFRINGEMENT OR TO FURNISH ANY KNOW-HOW OR TRADE SECRETS NOT PROVIDED IN UNIVERSITY’S PATENT RIGHTS.

10.3
IN NO EVENT SHALL UNIVERSITY BE LIABLE FOR DAMAGES OF ANY KIND INCLUDING INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM THE EXERCISE OF THIS LICENSE OR THE USE OF THE TECHNICAL INFORMATION OR LICENSED PRODUCTS.

10.4	NO WARRANTY OR REPRESENTATION IS MADE THAT ANYTHING MADE, USED, OR SOLD UNDER THE TERMS OF THIS AGREEMENT WILL BE FREE FROM INFRINGEMENT OF ANY THIRD PARTY PATENTS

10.5
THIS AGREEMENT DOES NOT CONFER BY IMPLICATION, ESTOPPEL, OR OTHERWISE ANY LICENSE OR RIGHTS TO ANY OTHER PATENT OF UNIVERSITY OTHER THAN PATENT RIGHTS AS EXPRESSLY STATED HEREIN, REGARDLESS OF WHETHER SUCH PATENTS ARE DOMINANT OR SUBORDINATE TO PATENT RIGHTS.

11.           LICENSEE REPRESENTATIONS, INDEMNIFICATION AND INSURANCE

11.1	LICENSEE Warranties and Representations. LICENSEE warrants and represents that:

11.1.a
The production, use, marketing, sale, and distribution of LICENSED PRODUCTS and the practice of LICENSED METHODS shall be in conformance to applicable county, state, federal or foreign laws, rules, and regulations governing the production, use, marketing, sale, and distribution of LICENSED PRODUCTS or the practice of LICENSED METHODS in or between any county, state, federal, or foreign jurisdiction; and

11.1.b
LICENSED PRODUCTS will not be produced, used, marketed, sold, distributed, and/or sublicensed outside the FIELD OF USE or TERRITORY and that LICENSED METHODS will not be practiced outside the FIELD OF USE or TERRITORY.

11.2
Indemnification of UNIVERSITY.  LICENSEE shall indemnify, hold harmless and defend UNIVERSITY, its officers, employees, or agents against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of the exercise of this Agreement or any sublicense.  This indemnification includes, but is not limited to, any product liability.

11.3
Insurance Requirements. LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force, and maintain insurance as follows, or an equivalent program of self insurance:

11.3.a	Comprehensive or commercial general liability insurance (contractual liability included) with its minimum limits as follows:

11.3.a.i	Each Occurrence One Million U.S. Dollars ($1,000,000)

11.3.a.iii	Personal and Advertising Injury One Million U.S. Dollars ($1,000,000)

11.3.a.iv	General Aggregate (commercial form only) Two Million U.S. Dollars ($2,000,000)

11.3.b
The coverage and limits specified above do not in any way limit the liability of LICENSEE under this Agreement.  Such insurance coverage is required prior to the first sale of LICENSED PRODUCTS or performance of LICENSED METHODS.  LICENSEE shall furnish UNIVERSITY with certificates of insurance showing compliance with all requirements.  Such certificates must:

11.3.b.i	Provide for thirty (30) day advance written notice to UNIVERSITY of any modification.

11.3.b.ii	Indicate that UNIVERSITY has been endorsed as an additional Insured under the coverage specified above.

11.3.b.iii
Include a provision that the coverage will be primary and will not relate to nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by UNIVERSITY.

11.4
Notification Concerning Suits Under This Article. UNIVERSITY shall notify LICENSEE in writing of any claim or suit brought against UNIVERSITY in respect of which UNIVERSITY intends to invoke the provisions of this Article.  LICENSEE shall promptly keep UNIVERSITY informed on a current basis of its defense of any claims under this Article.

12.           NOTICES

12.1
Delivery. Any royalty or fee payment, notice, or other communication required or permitted to be made or to be given to either party under this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by either certified first class U.S. mail, postage prepaid, or by traceable delivery services such as Federal Express, United Postal Service or DHL, addressed to that party at its address set forth below:

If to UNIVERSITY:

Attention OTT Reference: UAXX-XXX
Office of Technology Transfer
The University of Arizona
University Services Building, Room 204
888 North Euclid Avenue
Tucson, AZ 85721
Phone: 520-621-5000
Facsimile: 520-626-4600

If to LICENSEE:

XXXXXX
XXXXXX
XXXXXX
XXXXXX
XXXXXX
Phone: XXXXXX
Facsimile: XXXXXX

13.   MISCELLANEOUS

13.1
Use of Names and Trademarks. Nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of any party hereto (including contraction, abbreviation, or simulation of any of the foregoing).  Unless required by law, the use by LICENSEE of the name “Arizona Board of Regents”, “The University of Arizona”, or the name of any campus associated with UNIVERSITY in advertising, publicity, or other promotional activities is prohibited.

13.2
Governing Law and Venue. This Agreement is subject to and shall be construed and enforced in accordance with the laws of the State of Arizona, but the scope and validity of any patent or patent application shall be governed by the applicable laws of the country where the patent or patent application is filed.

13.3.
Entire Understanding. This Agreement embodies the entire understanding of the parties, and there are no other agreements or understandings, either express or implied, between the parties relating to the subject matter hereof.  No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed on behalf of each of the parties by their respective duly authorized officers or agents.

13.4 13.5
Headings Provided For Convenience. The headings of the Articles and certain paragraphs are inserted for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

U.S. Manufacture. LICENSEE shall ensure compliance with Title 35 U.S.C. §204.

13.6
Government Reporting Requirements or Approvals. LICENSEE shall notify UNIVERSITY if LICENSEE becomes aware that this Agreement is subject to any U.S. or foreign government reporting or approval requirement.  LICENSEE shall make all necessary filings and pay all costs including, but not limited to, fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

13.7
Export Control. LICENSEE shall observe all applicable United States and foreign laws with respect to the transfer of LICENSED PRODUCTS or LICENSED METHODS and related technical data to foreign countries, including, without limitation, the Export Administration Regulations.

13.8 13.9
Enforceability of Terms. In case any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

State of Arizona Required Clauses.

13.9.a	The parties agree to be bound by applicable state and federal rules governing equal employment opportunity, immigration and nondiscrimination.

13.9.b
The parties agree that should a dispute arise between them, in any manner, concerning this Agreement, and said dispute involves the sum of Fifty Thousand U.S. Dollars ($50,000) or less in money damages only, exclusive of interest or cost of attorney’s fees, the parties will submit the matter to binding arbitration pursuant to the Arizona Supreme Court Rules for Compulsory Arbitration and the decision of the arbitrator(s) shall be final and binding upon the parties.

13.9.c
The parties recognize that the performance by the UNIVERSITY may be dependent upon the appropriation of funds by the State Legislature of Arizona.  Should the State Legislature of Arizona fail to appropriate the necessary funds, the UNIVERSITY may cancel this Agreement without further duty or obligation.

13.9.d
This Agreement is subject to the provisions of A.R.S. § 38-511.  The UNIVERSITY may cancel this Agreement by written notice to the parties if any person substantially involved in obtaining, drafting, or procuring this Agreement for or on behalf of the UNIVERSITY becomes an employee or consultant in any capacity of LICENSEE.

13.10
Performance. The failure of any party hereto at any time or times to require performance of any provisions of this Agreement shall in no manner affect its right to enforce such provision at a later time.

13.11
No Waiver.  No waiver by any party of this Agreement of any breach or default of any of the covenants or agreements herein set forth may be deemed a waiver as to any subsequent and/or similar breach or default.

13.12
Parties.  The parties are not partners or joint venturers, and nothing herein shall be construed as causing them to be.  Neither of the parties has the authority to act in the other’s name, nor act for the other’s benefit, except as is expressly provided in this Agreement.

13.13
Complete Agreement.  This Agreement constitutes the entire agreement, both written and oral, between the parties.  All prior agreements relating to the subject matter of this Agreement, whether written or oral, express or implied, are cancelled.

IN WITNESS WHEREOF, each party hereto has executed this Agreement in duplicate originals by their respective and duly authorized officers on the day and year below written.

ARIZONA BOARD OF REGENTS                                                                           XXXXXX
on behalf of
THE UNIVERSITY OF ARIZONA

By____________________________                                                                By____________________________
     (Signature)                                                                                                                       (Signature)

Name__________________________                                                                Name__________________________
     (Printed)                                                                                                                             (Printed)

Title___________________________                                                                Title___________________________

Date___________________________                                                                Date____________________________

EXHIBIT A

TECHNICAL INFORMATION TRANSFERRED AS OF THE EFFECTIVE DATE

_____________.

_____________.

_____________.

ATTACHMENT C –

SUMMARY TERM SHEET
FOR NEGOTIATING
RESEARCH AND OPTION AGREEMENT

“COMPANY” shall mean WILDCAP ENERGY STORAGE DEVICES, INC.

COMPANY shall commit at least One Hundred Thousand U.S. Dollars ($100,000) for a mutually agreed upon sponsored research project for one calendar year which will commence no later than January 1, 2011 (“Phase I”).

COMPANY will also commit at least Two and One-Half Percent (2.5%) of all capital raised over and above the first Two Million Five Hundred Thousand U.S. Dollars ($2,500,000) up to a total of One Hundred Thousand U.S. Dollars ($100,000) for additional mutually agreed upon sponsored research projects (“Phase II”).

The actual start date for Phase I and Phase II will be determined by the parties after the project funding effort has started.  Once the UNIVERSITY is notified of the COMPANY’s readiness to commence Phase I or Phase II, the UNIVERSITY will provide the COMPANY with a proposed start date.

Phase I and Phase II will each be payable as follows: Fifteen Thousand U.S. Dollars ($15,000) shall be payable in month one (1) of the project; Fifteen Thousand U.S. Dollars ($15,000) shall be payable in month two (2) of the project, and the balance shall be payable in ten (10) equal monthly installments of Seven Thousand U.S. Dollars ($7,000).

ATTACHMENT D –

FORM
OF
UNIVERSITY OF ARIZONA
RESEARCH AND OPTION AGREEMENT

This Agreement, is made as of this                day of 200_____ between the Arizona Board of Regents (ABOR) for The University of Arizona (UNIVERSITY) and _______________ (COMPANY) a corporation having an address_____________________________________,  and also known as the Party or Parties.

WHEREAS, COMPANY desires UNIVERSITY to perform certain research work, ______________________________________________(Research Project), as more specifically described in the Research Plan, attached as Exhibit A, and is willing to advance funds to sponsor such research; and

WHEREAS, COMPANY desires to obtain certain rights to intellectual property that may be developed during the course of the Research Project; and

WHEREAS, UNIVERSITY is willing to undertake such Research Project and to grant COMPANY an option to obtain rights to such intellectual property.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, COMPANY and UNIVERSITY agree as follows:

Article I. Definitions

The following terms shall have the following meanings:

1.  Company Intellectual Property:  Intellectual Property independently conceived or reduced to practice or writing by COMPANY with no facilities, contribution, involvement or support by UNIVERSITY, as to its conception or reduction to practice.

2.  Field of Research:  The area of research related to the Research Plan, as set forth in Exhibit A.

3.  Intellectual Property:  Any and all inventions, devices, processes (including without limitation processes of using devices or of manufacturing such devices), methods, compositions or products or software, whether patentable or unpatentable, and works of authorship, which are conceived or reduced to practice or writing during the term of this Agreement and for 180 days after it expires, which are developed as a result of conducting the Research Project for COMPANY, and which are within the Field of Research.

4.  Joint Intellectual Property:  Intellectual Property resulting from a contribution by both Parties and conceived or reduced to practice or writing, with the resources or expertise of both UNIVERSITY and COMPANY.

5.  Net Sales Price:  The gross sales price, less quantity and cash discounts actually allowed, and less adjustments for sales, use and other similar taxes, and any transportation and delivery charges directly carried by COMPANY, and applied to all products or processes utilizing UNIVERSITY or Joint Intellectual Property, in whole or in part.

6.  Principal Investigator:  The individual listed on Exhibit A, employed by UNIVERSITY, with primary responsibility for conducting and supervising the Research Plan.

7.  Research Plan:  The research and work to be performed at UNIVERSITY, as set forth in Exhibit A.

8.  Research Project:  The project entitled: " " as described in Exhibit A.

9.  UNIVERSITY:  UNIVERSITY, Principal Investigator and those participating in the Research Plan under the supervision of Principal Investigator, including, but not limited to, students, employees, representatives, agents.

10.  University Intellectual Property:  Intellectual Property conceived or reduced to practice or writing by Principal Investigator and those under the supervision of Principal Investigator in performance of the Research Plan.

Article II. Scope of Work

1.  Research Project.  The Research Project which is contemplated by this Agreement is set forth in the Research Plan, attached as Exhibit A.  This Research Plan sets forth the research tasks and objectives to be performed by UNIVERSITY.  UNIVERSITY agrees to conduct the Research Project in accordance with the Research Plan, and under the supervision and direction of Principal Investigator. Principal Investigator may select other UNIVERSITY employees to participate in the research (including, but not limited to UNIVERSITY technicians, undergraduate and graduate students, post-doctoral fellows, or faculty members), provided that such individuals are made aware of and have agreed to be bound by the terms of this Agreement.  Notwithstanding anything in this Agreement to the contrary, UNIVERSITY and COMPANY may amend the Research Plan at any time by mutual written agreement.

2.  Funding and Schedule of Payments.  Funding for the Research Plan shall be provided by the COMPANY pursuant to the Budget and Schedule of Payments, attached as Exhibit B, which may not be modified, unless in writing and executed by the Parties.  The Parties agree that Exhibit B represents the anticipated costs and funding amounts for the Research Plan.  COMPANY shall provide twenty-five percent (25%) of the funding for the Research Plan prior to its commencement, and the balance pursuant to the Budget and Schedule of Payments, in Exhibit B.   Select Fixed Price or Cost Reimbursement box at the top of the Budget page, Exhibit B.

3.  Exclusivity of Research.  COMPANY acknowledges that UNIVERSITY may engage in other research within the Field of Research but outside the Research Plan of this Agreement, funded by public or private sources and conducted separately, and COMPANY shall have no rights hereunder to such other research or resulting Intellectual Property.

4.  Equipment and Supplies.  Equipment and supplies purchased specifically to conduct the Research Plan shall belong to UNIVERSITY at the termination of this Agreement.

Article III.  Term and Termination

1.  Effectivity.  This Agreement shall become effective upon the date first written above, and shall continue in effect for                                (  ) months thereafter, unless sooner terminated in accordance with the provisions of this Article.  The Parties may, however, extend the term of this Agreement for additional periods as desired under mutually agreeable terms and conditions which shall be reduced to writing and signed by the Parties.

2.  Termination by UNIVERSITY.  UNIVERSITY may terminate this Agreement at any time upon thirty (30) days written notice to COMPANY, if: (a) funding for the Research Plan is fully expended; or (b) performance of the Research Plan is substantially completed; or (c) if circumstances beyond its control preclude continuation of the Research Plan.  COMPANY shall not be responsible to reimburse UNIVERSITY for additional costs associated with termination of this Agreement by UNIVERSITY, unless termination is for default or breach of this Agreement by COMPANY.

3.  Termination by COMPANY.  COMPANY may terminate this Agreement at any time upon ninety (90) days written notice to UNIVERSITY, if circumstances beyond its control preclude continuation of the Research Project.  In this event, UNIVERSITY will proceed in an orderly and timely fashion to close down the Research Project, including termination of any obligations in force (except those that are non-cancelable), and shall notify COMPANY of those obligations remaining as of the date of termination.  COMPANY shall reimburse UNIVERSITY for all costs associated with termination, including those which have been incurred prior to the receipt of notice of termination but which have not yet been reimbursed, as well as commitments existing at the time the notice of termination is received which cannot be canceled.

4.  Default.  In the event that either Party shall commit any breach of or default in any of the terms or conditions of this Agreement, and also shall fail to remedy such default or breach within ninety (90) days after receipt of written notice thereof from the other Party hereto, the Party giving notice may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending notice of termination in writing to the other Party to such effect, and such termination shall be effective as of the date of the receipt of such notice.  The defaulting Party shall be responsible for all costs and expenses associated with the termination, and shall reimburse the non-defaulting Party for such.

5.  Survival.  Termination of this Agreement by either Party for any reason shall not affect the rights and obligations of the parties accrued prior to the effective date of termination of this Agreement.  No termination of this Agreement, however effectuated, shall affect the Parties' rights and obligations under Articles IV, V, VI, VII and X of this Agreement.

Article IV. Intellectual Property Rights

1.  Disclosure of Intellectual Property.   UNIVERSITY agrees to disclose through its Office of Technology Transfer (OTT) to COMPANY all University Intellectual Property and Joint Intellectual Property (as defined above) within thirty (30) days of determining the existence of such Intellectual Property (“Disclosure”).

2. Ownership of Copyrights.  Unless subject to a different agreement in Exhibit A for proprietary information of COMPANY, UNIVERSITY shall own all copyrightable materials used in, developed for, resulting from, or in support of the Research Plan.

3. Company Intellectual Property.   Company Intellectual Property shall remain the sole and exclusive property of COMPANY, and the UNIVERSITY shall have no title or claim to such Company Intellectual Property.

4.   University Intellectual Property.

A. University Intellectual Property shall remain the sole and exclusive property of UNIVERSITY.

b.  UNIVERSITY shall initiate and control the filing and prosecution of patent applications or other protective measures concerning University Intellectual Property in any country at the request of and full reimbursement by COMPANY.

c. UNIVERSITY grants COMPANY an exclusive first option to negotiate in good faith a royalty-bearing license in University Intellectual Property, whether patentable, copyrightable or not.  The option shall be exercised in writing within three (3) months after COMPANY receives the Disclosure from OTT.  Royalty rates shall be based on the Net Sales Price of all products or processes utilizing University Intellectual Property, in whole or in part, and shall be negotiated at the time of the option exercise.

d. If the Parties do not reasonably agree on terms for a license within three (3) months after COMPANY exercises the option, or if COMPANY fails to exercise the option within the three (3) months of Disclosure by UNIVERSITY, then the University Intellectual Property shall become the exclusive property of UNIVERSITY, and UNIVERSITY shall be free to license the University Intellectual Property to third parties.  UNIVERSITY shall give COMPANY written notice prior to beginning negotiations with a third party for a license.

e.  If UNIVERSITY declines to file a patent application or other protective measure on University Intellectual Property, including filing applications or registrations in a particular country, then COMPANY may elect, at its own discretion and expense, to file and prosecute such application or registration, provided that such application or registration, and any resulting patent, copyright, or trademark, shall remain the sole and exclusive property of UNIVERSITY subject to the provisions of Paragraph IV.4.c. above.  In the event that COMPANY prepares and files such an application or registration, UNIVERSITY hereby agrees to execute any necessary papers to accomplish the preparation, filing and prosecution of such applications or registrations.

f. If COMPANY chooses not to support the filing of a patent application or other protective measures, or fails to notify UNIVERSITY of its decision as to said application or registration in the time period specified, UNIVERSITY may then file such application or registration at its own expense, and COMPANY shall have no further rights to such University Intellectual Property.

5.   Joint Intellectual Property

a. Joint Intellectual Property shall be owned equally by the Parties, unless a different percentage of ownership is agreed to, in writing, by the Parties.  Each Party shall have the full right to practice the Joint Intellectual Property, subject to the following limitations:

b. The Parties shall have thirty (30) days after COMPANY is sent a Disclosure to mutually decide upon filing of patent applications or other protective measures, including the selection of the countries in which to file.  UNIVERSITY shall initiate and control the filing and prosecution of patent applications or other protective measures concerning Joint Intellectual Property in any country.  The expenses for filing and prosecuting such applications or registrations and maintenance of issued patents, copyrights, or trademarks, shall be borne by COMPANY, provided UNIVERSITY hereby retains the right to review and approve any such applications or registrations prior to filing.

If COMPANY elects not to pay registration, filing, prosecution or maintenance costs on Joint Intellectual Property, UNIVERSITY may assume the costs and any resulting patent, copyright, or trademark will become the exclusive property of UNIVERSITY, free of any royalty or other payment claims by COMPANY.

c.   In the event that COMPANY registers, files, prosecutes or maintains a copyright, trademark, or patent concerning Joint Intellectual Property, UNIVERSITY agrees to execute any documentation necessary for such registration, filing, prosecution, or maintenance.

d. If COMPANY bears the costs for filing applications or registrations on Joint Intellectual Property, it shall have an exclusive first option to negotiate a royalty-bearing license in UNIVERSITY's interest in Joint Intellectual Property.  The option shall be exercised in writing within three (3) months after COMPANY is sent the Disclosure by OTT.  Royalty rates shall be based on the Net Sales Price of products or processes utilizing Joint Intellectual Property, in whole or in part, and shall be negotiated at the time of option exercise.

e. If the Parties do not reasonably agree on terms for a license within three (3) months after COMPANY exercises the option, or if the COMPANY fails to exercise the option within the three (3) months of Disclosure by the UNIVERSITY, then the Joint Intellectual Property shall become the exclusive property of UNIVERSITY, and UNIVERSITY shall be free to license the Joint Intellectual Property to third parties.  UNIVERSITY shall give COMPANY written notice prior to beginning negotiations with a third party for a license.

6. UNIVERSITY's Right to Use Intellectual Property.  UNIVERSITY reserves a royalty-free, nonexclusive license to use UNIVERSITY and Joint Intellectual Property internally, whether patented or registered by or licensed to COMPANY, in connection with UNIVERSITY's teaching, research and public service mission.

7. Rights of Federal or State Government in UNIVERSITY and Joint Intellectual Property.   Certain Intellectual Property may be subject to the rights of federal or state agencies which supported the Principal Investigator's laboratory and work in the Field of Research.  UNIVERSITY shall inform COMPANY of the rights of any government agency when it provides COMPANY with a Disclosure.

Article  V. Publication

1.  COMPANY recognizes that the results of UNIVERSITY's involvement in the Research Project must be publishable or otherwise available for public dissemination, and agrees that UNIVERSITY has the right to present at international, national or regional professional meetings or symposia, and to publish in journals, theses, or dissertations, or otherwise of their own choosing, methods, information and data resulting from or gained in pursuing the Research Plan.

2.  In order to avoid improper disclosure of COMPANY's proprietary information or loss of patent protection through public disclosure of said information, UNIVERSITY will furnish COMPANY with copies of any proposed publication or presentation at least thirty (30) days in advance of such proposed publication or public presentation.

3.   COMPANY shall have thirty (30) days after receipt of said copies to object to such proposed public dissemination; in which event UNIVERSITY shall refrain from making such publication or presentation for a maximum of ninety (90) days from the date of receipt of such objection in order for COMPANY to file the appropriate patent applications or to take appropriate measures to protect Company's Intellectual Property.

4. COMPANY shall have the right to request that any information it can substantiate as being proprietary to COMPANY be deleted from the materials submitted, or that portions thereof be rewritten so as to protect the proprietary rights of COMPANY; provided that Principal Investigator shall have final authority to determine the scope and content of any publication.

Article  VI. Confidential Information

COMPANY and UNIVERSITY may choose, from time to time, in connection with work contemplated under this Agreement, to disclose confidential information to each other (Confidential Information).  All such disclosures must be in writing and marked as Confidential Information.  The Parties will use reasonable efforts to prevent the disclosure to unauthorized third parties of any Confidential Information of the other Party and will use such information only for the purposes of this Agreement, and for three (3) years after the termination of this Agreement; provided that the receiving Party's obligations hereunder shall not apply to information that:

a. is already in the receiving Party's possession at the time of disclosure; or,

b. is or later becomes part of the public domain through no fault of the receiving Party; or,

c. is received from a third party with no duty of confidentiality to the disclosing party; or,

d. was developed independently by the receiving party prior to disclosure; or,

e. is required to be disclosed by law or regulation.

Any information that is transmitted orally or visually, in order to be protected hereunder, shall be identified as such by the disclosing party at the time of disclosure, and identified in writing to the receiving party, as Confidential Information, within thirty (30) days after such oral or visual disclosure.

Article  VII. Publicity

Except as required by law, no press release or other statements in connection with work performed under this Agreement intended for use in the public media, having or containing any reference to COMPANY or UNIVERSITY shall be made by either Party without approval of the other Party, which shall not be unreasonably withheld.  UNIVERSITY shall acknowledge COMPANY's support of the Research Plan in scientific publications and communications.  All statements by the Parties shall describe the scope and nature of their participation accurately and appropriately.

Article  VIII. Arbitration

In the event of a dispute hereunder that involves the sum of Fifty Thousand Dollars ($50,000) or less, in money damages only, exclusive of interest, costs and attorneys' fees, the parties will submit the matter to binding arbitration pursuant to the Arizona Arbitration Act, ARS 12-1501, et seq., (the "Act") whose rules shall govern the interpretation, enforcement and proceedings pursuant to this paragraph.  Except as otherwise provided in the Act, the decision of the arbitrator(s) shall be final and binding upon the parties.

Article IX. Notices

Notices shall be in writing and deemed effective when sent, postage prepaid to:

COMPANY:

UNIVERSITY (Notices and Correspondence):

Director
Sponsored Projects Services
The University of Arizona
888 N. Euclid Avenue, #510
Tucson, Arizona 85719

Article X. Indemnification

1.  COMPANY shall indemnify and hold harmless Principal Investigator and UNIVERSITY, its governing board, officers, agents, and employees, from any liability, loss or damage they may suffer as the result of claims, demands, costs or judgments against them arising out of activities pursuant to this Project; provided, however, that any such liability, loss, or damage resulting from the following are excluded from this agreement to indemnify and hold harmless:

a. Failure to adhere to the terms of the Project protocol;

b. Failure to comply with any applicable government requirements;

c. Negligence or willful malfeasance by the Principal Investigator, UNIVERSITY, or its board, officers, agents, or employees.

2.  Principal Investigator and UNIVERSITY agree to notify COMPANY as soon as they become aware of any such claim or action, and to cooperate with and to authorize COMPANY to carry out the sole management and defense of such claim or action.  COMPANY agrees, at its own expense, to provide attorneys to defend against any actions brought or filed against Principal Investigator, UNIVERSITY, its government board, officers, agents, and employees, with respect to the subject of indemnity contained in this Agreement, whether such claims or actions are rightfully brought or filed.  Neither Principal Investigator, UNIVERSITY, nor its governing board, officers, agents or employees shall compromise or settle any claim or action without the prior written approval of COMPANY.  COMPANY shall not compromise or settle any claim or action without first consulting each of the following if they are a named party:  Principal Investigator, UNIVERSITY, its governing board, officers, agents, or employees.

Article  XI. General Provisions

1. This Agreement embodies the entire understanding of the Parties and supersedes any other agreement or understanding between the Parties relating to the subject matter hereof.

2.  No waiver, amendment or modification of this Agreement shall be valid or binding unless written and signed by the Parties.  Waiver by either Party of any breach or default of any clause of this Agreement by the other Party shall not operate as a waiver of any previous or future default or breach of the same or different clause of this Agreement.

3.  This Agreement may not be assigned by either Party without the prior written consent of the other Party, which consent will not be unreasonably withheld; provided that this Agreement shall be binding upon and inure to each Party's respective successors in interest.

4.  This Agreement shall be interpreted pursuant to the laws of the State of Arizona.  Any arbitration or litigation between the Parties shall be conducted in Pima County, Arizona, and COMPANY hereby submits to venue and jurisdiction in Pima County, Arizona.

5.  If any provision of this Agreement is held void or unenforceable, the remaining provisions shall nevertheless be effective, the intent being to effectuate this Agreement to the fullest extent possible.

6.  The Parties agree to be bound by state and federal laws and regulations governing equal opportunity and non-discrimination and immigration.

7.  The Parties recognize that performance by UNIVERSITY depends upon appropriation of funds by the State Legislature of Arizona.  If the Legislature fails to appropriate the necessary funds, or if UNIVERSITY's appropriation is reduced during the fiscal year, ABOR may reduce the scope of this Agreement if appropriate or cancel this Agreement without further duty or obligation.  UNIVERSITY agrees to notify COMPANY as soon as reasonably possible after ABOR knows of the loss of funds.

8.    This Agreement is subject to the provisions of A.R.S. 38-511.  The State of Arizona may cancel this Agreement if any person significantly involved in negotiating, drafting, securing or obtaining this Agreement for or on behalf of the Arizona Board of Regents becomes an employee in any capacity of any other party or a consultant to any other party with reference to the subject matter of this Agreement while the Agreement or any extension thereof is in effect.

9.  Exhibits A, B and C are made part of this Agreement for all purposes.  The term "days" as used herein shall refer to calendar days.

10.  The Parties are deemed independent contractors and may not bind the other, except as provided for herein or authorized in writing by the other Party.

11.  COMPANY ACKNOWLEDGES THAT THE WORK SET FORTH IN THE RESEARCH PLAN IS EXPERIMENTAL IN NATURE AND THAT UNIVERSITY MAKES NO WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, REGARDING THE RESULTS OF THE RESEARCH DESCRIBED IN THE RESEARCH PLAN.

IN WITNESS THEREOF, the Parties execute this Agreement as of the day and year written above.

COMPANY	The Arizona Board of Regents on behalf of The University of Arizona

By:	By:
Lewis Barbieri
Title: Director
Office of Research & Contract Analysis

Date:	Date:

I have read this Agreement, and understand the obligations placed on me and my laboratory and other UNIVERSITY employees under my supervision, and agree to be bound by it.

__________________________
PRINCIPAL INVESTIGATOR

Date:______________________

EXHIBIT A
RESEARCH PLAN

(Statement of Work)

EXHIBIT B
BUDGET AND SCHEDULE OF PAYMENTS

□           Cost Reimbursement – Unexpended funds shall be returned to Sponsor
□           Fixed Price

The following budget represents the anticipated costs and funding for conducting the Research Project pursuant to this Agreement.  Payment by COMPANY shall be made within 30 days of receipt of invoices from UNIVERSITY.  Checks shall be made payable only to The University of Arizona, and shall identify the UA account No. __________________.  Checks should NOT be made payable to or identify individuals.  Payment shall be sent to the following address:

The University of Arizona
Sponsored Projects Services
P.O. Box 3520
Tucson, Arizona 85722-3520

The anticipated dates and amounts of payments is as follows:

DATE AMOUNT

(date of contract)	$ (25% contract value)
$
$
$
$

TOTAL	$

ATTACHMENT E –

CONFIDENTIAL DISCLOSURE AGREEMENT
University of Arizona

This agreement ("Agreement") is between Select University Technologies, Inc., a company having a principal place of business at 4340 Von Karman Avenue, Suite 200, Newport Beach, California 92660 ("Recipient"), and the Arizona Board of Regents, a body corporate, contracting on behalf of the University of Arizona, a public educational institution of the State of Arizona with an address of Office of Technology Transfer, 888 North Euclid Avenue, Room 204, Tucson, Arizona 85721-0158 ("University").

The parties agree as follows.

1.
University is in rightful possession of certain information regarding "Invention Disclosure No. UA09-048 entitled 'Vertical Asis Wind Turbine' developed by Dr. Israel J. Wygnanski at The University of Arizona" (hereinafter, "Confidential Information").

2.	University believes Confidential Information to be valuable and University desires that Confidential Information be held in confidence until published by University.

3.	Recipient desires to receive Confidential Information solely to evaluate the desirability of a future research relationship between University and Recipient ("Purpose")

4.	University is willing to disclose Confidential Information to Recipient solely for the Purpose.

5.
The period under which the parities agree to exchange Confidential Information under this Agreement becomes effective on March 3, 2009 ("Effective Date") and will terminate on March 3, 2010 ("Evaluation Date").  This Agreement terminates the earlier of three years after the University last discloses Confidential Information to Recipient under this Agreement or March 3, 2013 ("Termination Date").

6.	University, through its employees or agents, shall disclose Confidential Information to Recipient, through its employees or agents.

a. University's agent in disclosing Confidential Information is Robin E. Richards and Israel J. Wygnanski, Ph.D.

b. Recipient's agent in receiving Confidential Information is Rodney D. Stroope, PE.

7.	Recipient may not disclose Confidential Information to any other party except those of its employees as may be necessary for the Purpose.

8.	Recipient agrees to use Confidential Information solely for the Purpose.

9.
In order for written information to be considered Confidential Information, it must be identified as confidential at the time of disclosure by an appropriate marking on the face thereof. In order to be considered Confidential Information, information disclosed orally or in any other transitory medium must be identified to Recipient as confidential orally at the time of disclosure and in writing within thirty (30) days after such disclosure.

10.	Information received from University under this Agreement will not be considered Confidential Information if:

a. it is in the public domain prior to the Effective Date; or

b. it enters the public domain after the Effective Date not due to some unauthorized act by or omission of Recipient; or

c. it is developed by Recipient independently of the Confidential Information; or

d. it is disclosed to Recipient by a third party who has a right to make such disclosure; or

e. it was already in Recipient's rightful possession prior to the time of receipt from the University, as evidenced by Recipient's written records; or

f. it is required to be disclosed to a third party by applicable laws or court actions.

11.	Recipient's duty of confidentiality shall survive for three (3) years from the date any Confidential Information is last received by Recipient.

12.
Recipient shall take such care to preserve the confidentiality of the Confidential Information as it would if Confidential Information had been developed by Recipient and was to be retained in confidence by Recipient, but no less than a reasonable level of care.

13.
Upon termination of this Agreement, Recipient shall return to University all written material and/or prototypes and/or samples received from University excepting a single copy of the Confidential Information in a tangible medium for record purposes.

14.
This agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, but neither of the parties shall assign this Agreement without the prior written consent of the other party.

15.
Neither the execution of this Agreement nor the exchange of Confidential Information hereunder creates a duty on the part of either party to enter into subsequent agreements or licenses or to grant any rights other than those contained herein.

16.	The parties agree to be bound by applicable state and federal rules governing equal employment opportunity, nondiscrimination, and immigration.

17.
This Agreement is subject to cancellation under Arizona Revised Statutes section 38-511 regarding conflict of interest on the part of individuals negotiating contracts on behalf of the State of Arizona.

18.	All notification required by this Agreement shall be executed in writing by the parties hereto and shall be directed to the following individuals:

For University

Original to:
Patrick L. Jones, Director
Office of Technology Transfer
888 North Euclid Ave., Rm 204
P.O. Box 210158
University of Arizona
Tucson, AZ 85721-0158

For Recipient

Original to:
Rodney D. Stroope, PE
Vice President of Planning
Select University Technologies, Inc.
4340 Von Karman Avenue, Suite 200
Newport Beach, California 92660

19.	No modification or waiver of any provisions of this Agreement is valid unless made in writing and signed by both parties.

20.	When fully executed, this Agreement itself cannot be Proprietary Information per the Arizona Public Records Law, Arizona Revised Statutes section 39-121 and section 1-1350.

Signatures

By the signature of their authorized representatives, the parties agree to the terms of this Agreement.

For University

/s/  Patrick L. Jones                                                                                     Date Signed: March 4, 2009
Signature of Patrick L. Jones, Ph.D., MBA
Title: Director, Office of Technology Transfer

For Recipient

/s/  Rodney D. Stroope                                                                                Date Signed: March 3, 2009
Signature of Rodney D. Stroope PE
Title: Vice President Planning & Development

ATTACHMENT F –

FORM OF
COMMON STOCK WARRANT
TO PURCHASE COMMON STOCK OF
[NAME OF COMPANY]

NEITHER THIS WARRANT NOR THE SECURITIES SUBJECT HERETO HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND NEITHER THIS WARRANT, THE SHARES THAT MAY BE ISSUED PURSUANT TO THIS WARRANT NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. W-[warrant number, e.g. “001” or other designation provided by company]

This certifies that, for value received, The Arizona Board of Regents, on behalf of The University of Arizona ("University"), or its registered transferee(s) (the University or its registered transferee(s) are sometimes referred to herein as "Holder"), is entitled, subject to the terms and conditions set forth herein, at any time during the Exercise Period (as defined below), but not thereafter, to subscribe for and purchase from [name of company], a [state in which company is incorporated] corporation (the "Company"), [written out number of shares] ([digital form of number of shares]) shares of the Company's Common Stock (the "Warrant Shares"), which, as of the date hereof, represents [written out percent] ([numerical form of percent]) of the "outstanding" (as defined in Section 7(f) below) capital stock of the Company. The term "Warrant" as used herein shall mean this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

1.  Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, from time to time during the term hereof, commencing on the date hereof and ending at 5:00 p.m. Mountain Standard Time on the Insert Number of Years Written Out, e.g. Twenty Years] ([Insert Number of Years, e.g., 20]) anniversary of the date of this Warrant (the "Exercise Period"), after which time this Warrant shall be void.

2.  Exercise Price. The exercise price ("Exercise Price") for the Warrant Shares shall be [written out per-share exercise price] ([$x.xx numerical form of per-share exercise price]) per share. The Exercise Price and the number of Warrant Shares shall be subject to adjustment as provided herein.

3. Exercise of Warrant.

(a)           Cash Exercise. This Warrant may be exercised by Holder by (i) the surrender of this Warrant to the Company at the Company's address given in Section 11(e) below, with the Notice of Exercise attached hereto as Exhibit A duly executed on behalf of Holder, at the office of the Company (or such other office or agency of the Company as the Company may designate by notice in writing to Holder at the address of Holder appearing on the books of the Company) during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant is surrendered and payment made for the Warrant Shares in accordance with the provisions hereof, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to Holder as promptly as practicable, and in any event within ten (10) days, thereafter. If this Warrant is exercised only in part, then the Company shall, at the time of delivery of the stock certificate or certificates, deliver to Holder a new Warrant evidencing the right to purchase the remaining Warrant Shares, which new Warrant shall be identical to this Warrant in all other respects. Upon Holder's purchase of all the Warrant Shares, the Company shall physically void the Warrant.

(b)           Net Issue Exercise. Notwithstanding any provision herein to the contrary, if the Fair Market Value (as defined below) of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant pursuant to Section 3(a) hereof, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or portion thereof being canceled) by surrendering this Warrant to the Company, with a duly executed Notice of Exercise marked to reflect Net Issue Exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any business day during the Exercise Period. Such Warrant Shares shall be deemed to be issued to Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant is surrendered in accordance with the provisions hereof, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. Upon such exercise, Holder shall be entitled to receive, and the Company shall issue to Holder, a number of Warrant Shares computed as of the date of surrender of this Warrant to the Company using the following formula:

X = Y(A-B)
A

Where                    X =           the number of Warrant Shares to be issued to Holder under this Section 3(b);

Y =            the number of Warrant Shares in respect of which this election is made;

A =            the Fair Market Value (as defined below) of one share of the Company's Common Stock at the date of such calculation; and

B =             the Exercise Price (as adjusted to the date of the issuance).

(c)           Fair Market Value. For the purposes of Section 3(b) hereof, the fair market value ("Fair Market Value") of one share of the Company's Common Stock shall mean, as of any date:

(i)           the fair market value of the shares of the Company's Common Stock as of such date, as determined from the last closing price per share of the Company's Common Stock on the principal national securities exchange on which the Company's Common Stock is listed or admitted to trading,

(ii)           the fair market value of one of the shares of the Company's Common Stock as of such date, as determined from the average of the bid and asked price per share of the Company's Common Stock as reported in the "pink sheets" published by Pink OTC Markets, Inc. or in the OTC Bulletin Board (or any successors thereto) if the Company's Common Stock is not listed or traded on any exchange or Nasdaq, or

(iii)           if such quotations are not available, the fair market value per share of the Company's Common Stock on the date such notice was received by the Company as determined in good faith by the Board of Directors of the Company; provided, however, that if the Warrant is being exercised immediately prior to or upon the closing of an IPO (as defined in Section 9(e) below), the Fair Market Value shall not be determined by the Board of Directors and shall be the initial "price to public" of one share of the Company's Common Stock specified in the final prospectus with respect to the IPO.

4.  No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which Holder otherwise would be entitled, the Company shall make a cash payment equal to the Fair Market Value of one share of the Company's Common Stock as determined under Section 3(c) multiplied by such fraction.

5.  Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, upon delivery of a certification of loss (on such terms as to indemnity or otherwise as it may reasonably impose, except as to the University as Holder, which shall have no indemnity obligation) by Holder reasonably satisfactory in form and substance to the Company or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6.  No Rights as Stockholder. Except as provided in this Section 6 (subject to Sections 7 and 11(c) of this Warrant), the Holder shall not be entitled to vote or be deemed the holder of Common Stock, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive subscription rights or otherwise until the Warrant shall have been exercised as provided herein. Nothing contained herein shall obligate Holder to purchase any Company securities (upon exercise of this Warrant or otherwise).

7. Adjustments.

(a)           Stock Dividend, Subdivision or Split-Up. If, at any time after the date hereof, the number of shares of the Company's capital stock outstanding is increased by a stock dividend or by a subdivision or split-up of shares, then, following the record date for the determination of holders of capital stock entitled to receive such stock dividend, subdivision or split-up, the Exercise Price shall be appropriately decreased and the aggregate number of Warrant Shares shall be increased in proportion to such increase in outstanding shares. The foregoing provisions shall similarly apply to any successive stock dividend, subdivision or split-up.

(b)           Combination, Reverse-Split. If, at any time after the date hereof, the number of shares of the Company's capital stock outstanding is decreased by a combination or reverse-split of shares, then, following the record date for the determination of holders of capital stock for such combination or reverse-split, the Exercise Price shall be appropriately increased and the aggregate number of Warrant Shares shall be decreased in proportion to such decrease in outstanding shares. The foregoing provisions shall similarly apply to any successive combination or reverse-split.

(c)           Dividends. If, at any time after the date hereof, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (including cash) of the Company by way of a dividend, then, and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the securities receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (including cash) of the Company that such Holder would hold on the date of such exercise had it been the holder of record of the securities receivable upon exercise of this Warrant on the date thereof and had thereafter, during the period from the date thereof to and including the date of such event, retained such shares and/or all other additional stock available to it during such period, all as adjusted pursuant to this Section 7.

(d)           Reorganization, Reclassification, Consolidation, Merger or Asset Sale – Non-University Holder. With respect to any Holder other than University, in the event of any capital reorganization of the Company, any reclassification of the stock of the Company, any consolidation or merger of the Company, or any sale of all or substantially all of the assets of the Company, this Warrant shall after such reorganization, reclassification, consolidation, merger or asset sale be exercisable for the kind and number of shares of stock or other securities, cash or property of the Company or of the entity resulting from such reorganization, reclassification, consolidation, surviving such merger, or such asset sale to which the Holder would have been entitled if this Warrant had been exercised immediately prior to the consummation of such reorganization, reclassification, consolidation, merger or asset sale. The foregoing provisions shall similarly apply to any successive reorganization, reclassification, consolidation, merger or asset sale.

(e)           Reorganization, Reclassification, Consolidation, Merger or Asset Sale – University Holder. With respect to University as Holder of this Warrant, in the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), any consolidation or merger of the Company (other than a merger for the purpose of changing the Company’s domicile or jurisdiction of organization), or any sale of all or substantially all of the assets of the Company, immediately prior to the consummation of such reorganization, reclassification, consolidation, merger or asset sale, regardless of the consideration provided for in such reorganization, reclassification, consolidation, merger or asset sale (whether it be shares of stock or other securities, debt, cash or property of the Company or of the entity resulting from such reorganization, reclassification, consolidation, surviving such merger, or such asset sale), at University's election, the Company shall pay to University, in lieu of University exercising this Warrant, in cash or cash equivalents the aggregate value of the Warrant Shares as if this Warrant had been exercised immediately prior to the consummation of such reorganization, reclassification, consolidation, merger or asset sale pursuant to Section 3(b), where Fair Market Value is the price per fully-diluted share of Common Stock payable in such transaction. Such payment shall be made at the closing of the transaction to which it relates. The Company will give University at least 40 days’ prior written notice of the anticipated consummation of any such reorganization, reclassification, consolidation, merger or asset sale, and the University agrees that it must provide the Company a minimum of 10 days’ prior written notice in advance of the anticipated consummation of such reorganization, reclassification, consolidation, merger or asset sale in order to exercise the University Election, provided that University received timely prior written notice pursuant to the first clause of this sentence. Such payment shall be made at the closing of the transaction to which it relates.  If University does not make the University Election (in a timely manner or otherwise), then this Warrant shall after such reorganization, reclassification, consolidation, merger or asset sale be exercisable for the kind and number of equity interests or other securities, cash or property of the Company or of the entity resulting from such reorganization, reclassification, consolidation, surviving such merger, or such asset sale to which the Holder would have been entitled if this Warrant had been exercised immediately prior to the consummation of such reorganization, reclassification, consolidation, merger or asset sale.   This Section 7(e) shall similarly apply to any successive reorganization, reclassification, consolidation, merger or asset sale if University did not make the University Election (in a timely manner or otherwise) and instead continued to own the Warrant.

With respect to University as Holder of this Warrant, in the event of any reclassification of the stock of the Company that is solely a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares, or any merger of the Company for the purpose of changing the Company’s domicile or jurisdiction of organization (any of which is an "Exempt Change"), this Warrant shall after such Exempt Change be exercisable for the kind and number of shares of stock or other securities, cash or property of the Company or of the entity resulting from such Exempt Change to which the University as Holder would have been entitled if this Warrant had been exercised immediately prior to the consummation of such Exempt Change.  The foregoing provisions shall similarly apply to any successive reorganization, reclassification, consolidation, merger or asset sale.

(f)           Anti-dilution.

(i)           If, at any time or from time to time after the date hereof until the time that the Company has received an aggregate of $[X] ([write out the number] Dollars) in consideration for the issuance of Additional Shares (as defined in Section 7(f)(ii) below) of the Company in one or more transactions, the Company issues or sells Additional Shares, then and in each such case the number or amount of Warrant Shares shall be automatically adjusted to be that number or amount of Warrant Shares which shall be equal to [X]% ([write out the number] Percent) of (1) the number of shares of Common Stock deemed "outstanding" (as defined below) immediately prior to such issue or sale plus (2) the total number of Additional Shares so issued or deemed issued.  For the avoidance of doubt, the anti-dilution adjustments described in this Section 7(f) shall only apply to the first $[X, same as above] ([write out the number, same as above] Dollars) in Additional Shares issued by the Company or deemed to be issued pursuant to this Section 7(f) and thereafter this Section 7(f) shall have no further force or effect, and the Warrant Shares shall be subject to dilution on the same basis as all other shares of Common Stock.  For the purposes of the preceding sentence, the number of shares of Common Stock deemed "outstanding" as of a given date shall be the sum of (A) the number of Common Stock actually outstanding, plus (B) the number of Warrant Shares into which this Warrant could be converted if fully converted on the day immediately preceding the given date, plus (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

(ii)           "Additional Shares" shall mean all equity interests of any kind, including without limitation Common Stock, and  any equity interests into which such interests or Stock may be exercised, converted or exchanged issued by the Company.

(iii)           Calculations. All calculations under this Section 7 shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

(g)           No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant to be observed or performed by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

8.  Representations, Warranties and Covenants. The Company represents, warrants and covenants to the Holder that (a) all shares of the Company's Common Stock which may be issued upon the exercise of this Warrant will be, when issued, non-assessable, fully paid, and validly issued, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges created by the Company with respect to the issue thereof and (b) the issuance of this Warrant, the shares of the Company's Common Stock issuable hereunder and the other transactions contemplated hereunder do not require the consent of any person or entity which has not been obtained and do not and shall not conflict, result in a default under or violate the terms of any agreement, contract, document, instrument or obligation which may be binding upon the Company. The Company covenants to the Holder that it will from time to time take all such action as may be required to assure that the stated or par value per share of the Company's Common Stock is at all times no greater than the then-effective Exercise Price. The Company further covenants and agrees that it will take all such action as may be required to assure that the Company shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of the Company's Common Stock to provide for the exercise by Holder of all its rights with respect to this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Company Common Stock upon the exercise of this Warrant.

9. Transfer of Warrant.

(a)           Transferability. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Notwithstanding the foregoing, no investment representation letter or opinion of counsel shall be required for any transfer of this Warrant (or any portion thereof) or of any shares of the Company's Common Stock issued upon exercise hereof or conversion hereof (i) in compliance with Rule 144 or Rule 144A of the Act, or (ii) by gift, will or intestate succession by Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Warrant. Subject to the provisions of this Warrant with respect to compliance with the Act, title to this Warrant may be transferred by endorsement, in whole or in part, (by Holder executing the Assignment Form attached hereto as Exhibit B) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery; provided, however, that in connection with any such transfer any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address, and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant or the Warrant Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

(b)           Exchange of Warrant Upon a Transfer. Upon surrender of this Warrant for exchange, properly endorsed on the Assignment Form attached hereto as Exhibit B and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section, the Company at its expense shall issue to, or upon the order of, Holder a new warrant or warrants of like tenor, in the name of Holder or as Holder (upon payment by Holder of all applicable transfer taxes, if any) may direct, for the number of shares issuable upon exercise hereof.

(c)           Further Compliance with Securities Laws.

(i)           Holder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for Holder's own account and not as a nominee for any other party, and for investment, and that Holder will not offer, sell or otherwise dispose of this Warrant or Warrant Shares except under circumstances that will not result in a violation of the Act or applicable state securities laws. Upon exercise of this Warrant, Holder shall confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(ii)           This Warrant and all Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by applicable state securities laws):

SECURITIES SUBJECT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(d)           Removal of Legend. The Company agrees to remove promptly, upon the request of the Holder of this Warrant and securities issuable upon exercise of the Warrant, the foregoing legend from the documents and/or certificates representing such securities upon full compliance with the terms and provisions hereof and Rules 144 and 145 under the Act in connection with any sale or transfer of this Warrant or the Warrant Units acquired upon exercise or conversion hereof.

(e)           Lock-Up Agreement. Holder shall not, without the prior written consent of the Company’s governing body (such as its Board of Directors) in its sole discretion, offer or sell this Warrant or any of the Warrant Shares for one hundred eighty (180) days after the closing of an initial public stock offering of the Company's Common Stock under the Act, the result of which is that the Company's Common Stock is traded, or quoted, as applicable, on a national securities exchange, over the counter (an "IPO"), provided that the Company's officers, directors and greater than one percent (1%) shareholders are similarly restricted from selling their securities of the Company in that period.

(f)           Registration Under Securities Act of 1933, as amended. The Company agrees that the Warrant Shares shall have certain incidental or "Piggyback" registration rights pursuant to and as set forth in the Company's Investors' Rights Agreement or similar agreement, or if there is no such agreement in existence, then such incidental or "Piggyback" registration rights as are customary in the venture capital industry. The provisions set forth in the Company's Investors' Rights Agreement or similar agreement relating to the above in effect as of the issue date may not be amended, modified or waived without the prior written consent of Holder unless such amendment, modification, or waiver affects the rights associated with the Warrant Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Warrant Shares granted to Holder.

10.  University Put Option. Subject to the terms and conditions of this Section 10, at any time commencing on the date that is the [insert date the put first becomes exercisable, e.g. 12th] anniversary of the date of this Warrant, University as Holder may notify the Company in writing that University desires to have the Company repurchase the Warrant at a price equal to the aggregate Fair Market Value of the Warrant Shares minus the aggregate Exercise Price of the Warrant Shares. In the event that, upon the expiration of the Exercise Period, the Fair Market Value of one share of Common Stock of the Company is greater than the Exercise Price in effect on such date, then regardless of the failure of University to notify the Company of its election pursuant to the preceding sentence, the Company shall automatically repurchase the Warrant at a price equal to the aggregate Fair Market Value of the Warrant Shares minus the aggregate Exercise Price of the Warrant Shares. The Fair Market Value shall be determined in accordance with Section 3(c), provided, that if University disputes the Fair Market Value as determined in accordance with Section 3(c), then the Fair Market Value shall be determined by an independent business valuation specialist mutually approved by the Company and University. Neither the Company nor University shall have had a relationship with such independent business valuation specialist within the immediately preceding three year period. Such determination of the Fair Market Value shall be final and binding on the Company and University, and the Company shall be obligated to repurchase the Warrant to the extent legally permissible under [state in which company is incorporated] law. The Company's purchase shall be finalized and payment made in cash to University no later than sixty (60) days after receipt of the Fair Market Value determination.  Notwithstanding the foregoing, to the extent that the Company is not legally permitted to repurchase the Warrant, the term of the Warrant shall be extended until such time as the Company is legally permitted to repurchase the entire Warrant, and payment for the portion not repurchased previously shall be made within thirty (30) days after the Company is so permitted.

11. Miscellaneous.

(a)           Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

(b)           Governing Law. This Warrant shall be governed in all respects by the laws of the State of Arizona, without regard to the conflicts of laws provisions thereof.

(c)           Information Rights. So long as the Holder holds this Warrant and/or any of the Warrant Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiqués to the shareholders of the Company, (b) within one hundred fifty (150) days after the end of each fiscal year of the Company, the annual financial statements of the Company certified by independent public accountants of recognized standing, if such financial statements have been audited (otherwise, a copy of the unaudited annual financial statements of the Company), (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements and (d) within thirty (30) days after the end of each month, a Company-prepared monthly financial statement of the Company.

(d)           Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

(e)           Notices.

(i)           Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 7 hereof, the Company shall, at its expense, compute such adjustment in accordance with the terms of the Warrant and prepare an accounting setting forth such adjustment showing in detail the facts upon which the adjustment is based including the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment. The Company will mail a copy of each such accounting to the Holder within ten (10) days of such adjustment.

(ii)           In case:

1.           the Company shall take a record of holders of its Common Stock (or other stock or securities receivable upon the exercise of this Warrant) for the purpose of entitling them to receive from the Company any dividend or other distribution (whether in cash, property, stock or other securities and whether or not a regular cash dividend), any right to subscribe for any shares of stock of any class or any other securities (or any stock or securities convertible into capital stock), or to receive any other right,

2.           of an offer to sell any shares of the Company's capital stock (or other securities convertible into such capital stock), other than (a) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Company's Board of Directors, (b) in connection with commercial credit arrangements or equipment financings, or (c) in connection with strategic transactions for purposes other than capital raising,

3.           of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (or other business entity), or any conveyance of all or substantially all of the assets of the Company,

4.           of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

5.           of any offer to holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash,

then in connection with each such event, the Company shall give to Holder: (A) at least fifteen (15) days prior written notice of the date on which a record will be taken for dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining the right to vote, if any, in respect of the matters referred to in (3) and (4) above, (B) in the case of matters referred to in (3) and (4) above, at least fifteen (15) days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and (C) in the case of the matter referred to in (5) above, the same notice as is given to the holders of such registration rights.

(iii)           Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered by facsimile transmission or email or personal delivery to whom it is to be given, if to the Company:
name of individual, corporate position
name of company
address of company

if to the University:
Attn: Case # [UAyy-nnn]
Patrick L. Jones, Director
Office of Technology Transfer
888 Euclid Ave. Rm 204
P.O. BOX 210158
Tucson, AZ 85721-0158

if to the Holder (not the University):
_______________________________
_______________________________
_______________________________
_______________________________

or in either case, to such other address or facsimile number as the party shall have furnished in writing in accordance with the provisions of this Section. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section shall be deemed given at the time of receipt thereof.

(f)           “S” Corporation Covenant.  If and for so long as the Company has in effect a valid election to be treated as an "S" corporation under the Internal Revenue Code, University agrees that it will not:

(i)           exercise the Warrant, or

(ii)           transfer the Warrant to a third party unless that third party agrees in writing: 1) not to exercise this Warrant if such exercise would cause the Company's "S" election to be invalid, and 2) not to transfer this Warrant to another party unless that party agrees in writing to be bound by the restrictions set forth in this Section 11(f)(ii).

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed by their authorized representatives thereunto duly authorized.

Dated: [date of execution]	[name of company] By: Its: [corporate position]
THE ARIZONA BOARD OF REGENTS, on behalf of THE UNIVERSITY OF ARIZONA ______________________________ Patrick L. Jones, Director Office of Technology Transfer University of Arizona

EXHIBIT A

NOTICE OF EXERCISE

To: [name of company]

(1)           The undersigned hereby elects to purchase __________ shares of Common Stock of [name of company], a [state in which company is incorporated] corporation, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)           In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of the Company's Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment, and that the undersigned shall not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, applicable state securities laws, and that the undersigned will continue to be bound by Section 9(c) of the Warrant after exercise of this Warrant.

(3)           Please issue a certificate or certificates representing such shares of the Company's Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Name)

(4)           Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

______	Check here if this Notice is for a "Net Issue Exercise" pursuant to Section 3(b) of this Warrant.

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below ("Assignee") all of the rights of the undersigned under this Warrant, with respect to the number of shares of the Company's Common Stock set forth below:

Name of Assignee	Address	No. of Warrant Shares

and does hereby irrevocably constitute and appoint Attorney ______________________ to make such transfer on the books of [name of company], maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee shall not offer, sell or otherwise dispose of this Warrant or shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or applicable state securities laws. Further, the Assignee acknowledges that, upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale. The Assignee further acknowledges and agrees that it is bound by all of the Warrant, including the provisions of Section 9(c) thereof.

(Date)

Signature of Holder

Signature of Assignee

ATTACHMENT G –

FORM
OF
WARRANT PURCHASE AGREEMENT

SECURITIES SUBJECT HERETO HAVE NOT BEEN REGISTERED UNDER THE  SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS WARRANT PURCHASE AGREEMENT dated as of [date] (this "Agreement"), is entered into by and among [company name], a [state in which company is incorporated] corporation (the "Company"), on the one hand, and The Arizona Board of Regents, on behalf of The University of Arizona ("University"), on the other hand.

RECITALS

WHEREAS, in consideration for that certain [exact name of related license agreement] of [date] by and between the Company and the University, the Company desires to provide the University with a Common Stock Purchase Warrant, in the form attached hereto as Exhibit A.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

1.           Issuance of the Warrant.  Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements contained herein, the Company hereby agrees to issue to the University as of the date hereof (the "Issue Date"), a Common Stock Purchase Warrant, in the form attached hereto as Exhibit A (the "Warrant"), to purchase [written out number of shares] ([digital form of number of shares]) shares of the Common Stock of the Company (the "Warrant Shares") at an exercise price of [written out per-share exercise price] ([$x.xx numerical form of exercise price]) per share of Common Stock, all on the terms and subject to the conditions set forth in this Agreement.

2.           University's Representation and Warranties.  The University hereby represents and warrants to the Company as follows:

(a)           The University is an entity established by Arizona statute, has total assets greater than $5 million and has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interests of the University concerning this transaction, and the University's investment in the Company hereunder is not material when compared to the University's total financial capacity.

(b)           The University is acquiring the Warrant for the University's own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting participations therein.

3.           Representations and Warranties of the Company.  The Company represents and warrants to the University as follows:

(a)           Due Incorporation.  The Company:  (i) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in the jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on the financial condition, operations or business of the Company taken as a whole.

(b)           Subsidiaries.  The Company has no subsidiaries and conducts its business solely through the Company.

(c)           Legal Proceedings.  There are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company which, if adversely determined, could have a material adverse effect on the consolidated financial condition, operations or business of the Company taken as a whole.

(d)           No Conflicts.  None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or the compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or bylaws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of the Company pursuant to the terms of any such agreement or instrument.

(e)           Authority.  The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate action on its part; and the Warrant Shares have been duly reserved for issuance and such shares will be validly issued, fully paid and non-assessable when issued in accordance with this Agreement and the Warrant.

(f)           Consents.  Except for notice filings on Form D with the SEC and similar filings with applicable state blue sky authorities to be made within 15 days after the Issue Date, no authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Company of this Agreement or for the issuance of the Securities.

(g)           Authorized Capital.  Immediately prior to the Issue Date, the capitalization of the Company shall be as set forth on the capitalization table attached hereto as Exhibit B. All such outstanding shares of capital stock are duly authorized, validly issued, fully paid, and nonassessable, and the issuance of such securities was exempt from the registration requirements of applicable securities laws.  Except as contemplated hereby or as set forth on Schedule 3(g) hereto, (1) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding, (2) there is not any commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock in respect thereof, any evidences of indebtedness or assets, and (3) the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.  To the best knowledge of the Company, except as set forth in Schedule 3(g), no stockholder of the Company has granted any person or entity any option or other right to purchase any shares of capital stock of the Company from such stockholder.  Except as set forth in Schedule 3(g), neither the Company nor, to the best knowledge of the Company, any stockholder of the Company is a party to any agreement or understanding relating to the voting or giving of written consents with respect to any capital stock of the Company or relating to voting for or by any of the Company's directors.  Except as set forth in Schedule 3(g), the Company has not granted or agreed to grant any registration rights, including piggyback rights to any person or entity.

(h)           No Brokers or Finders.  Except as disclosed to the University in writing, no agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the University's purchase hereunder.  The Company further agrees to indemnify the University for any claims, losses or expenses incurred by the Company as a result of the representation in this Section 3(h) being untrue.

(i)           Disclosure.  The Company's representations in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein, taken as a whole in light of the circumstances under which they were made, not misleading.

4.           Miscellaneous.

(a)           Notice.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered by facsimile transmission or email or personal delivery, to whom it is to be given at the addresses set forth on the signature page hereof, or in either case, to such other address or facsimile number as the party shall have furnished in writing in accordance with the provisions of this Section 4(a).  Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 4(a).  Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party address which shall be deemed given at the time of receipt thereof.  Any notice given by other means permitted by this Section 4(a) shall be deemed given at the time of receipt thereof.

(b)           Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

(c)           Headings.  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

(d)           Choice of Law; Jurisdiction; Venue.  This Agreement has been negotiated and shall be consummated in the State of Arizona and shall be governed by and construed in accordance with the laws of the State of Arizona , without regard to its principles of conflicts of law.  The parties hereto irrevocably consent to the jurisdiction of the courts of the State of Arizona and of any Federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument.  In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 4(a).

(e)           Counterparts.  This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)           Entire Agreement; Oral Modification.  This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, and all agreements entered into prior hereto are revoked and superseded by this Agreement, and no representations, warranties, inducements or oral agreements have been made by any of the parties except as expressly set forth herein.  This Agreement may not be changed, modified or rescinded except in writing, signed by all parties hereto, and any attempt at oral modification of this Agreement shall be void and of no effect.

(g)           Legal Counsel.  The University has had the opportunity to consider the terms of this Agreement with the University's legal counsel and has either obtained the advice of legal counsel in connection with University's execution hereof or does hereby expressly waive its right to seek such legal counsel in connection with this transaction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

[company name] By: Its: [corporate position, e.g. CEO]
THE ARIZONA BOARD OF REGENTS, on behalf of THE UNIVERSITY OF ARIZONA ______________________________ Patrick L. Jones, Director Office of Technology Transfer University of Arizona